UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-
6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under Sec. 240.14a-12

READING INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑ No fee required

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i

READING INTERNATIONAL, INC.
5995 Sepulveda Boulevard, Suite 300
Culver City, California 90230

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON wednesday, NOVEMBER 7, 2018

TO THE STOCKHOLDERS:

The 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Reading International, Inc., a Nevada corporation, will be held at our Reading Cinema located at the California Oaks Plaza, 41090 California Oaks Road, Murrieta, California 92562, on Wednesday, November 7, 2018, at 11:00 a.m., local time, for the following purposes:

1.	To elect seven Directors to serve until the Company’s 2019 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
2.	To ratify the appointment by the Company’s Audit and Conflicts Committee of Grant Thornton as the Company’s independent auditor for the year ended December 31, 2018;
3.	To approve, on a non-binding, advisory basis, the executive compensation of our named executive officers; and
4.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

It is my pleasure to cordially invite all of our stockholders to attend the meeting in person.  A map is provided on the following page to assist you in locating our Reading Cinemas, which is at the California Oaks Plaza in Murrieta.

Copies of our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2017 are enclosed (together, the “Annual Report”).  Only holders of record of our Class B Voting Common Stock at the close of business on Monday, September 17, 2018, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

Whether or not you plan on attending the Annual Meeting, we ask that you take the time to vote by following the Internet or telephone voting instructions provided on the enclosed proxy card or by completing and mailing the proxy card as promptly as possible.  We have enclosed a self-addressed, postage-paid envelope for your convenience.  If you later decide to attend the Annual Meeting, you may vote your shares even if you have already submitted a proxy card.

By Order of the Board of Directors,

Ellen M. Cotter
Chair of the Board

This Proxy Statement, form of proxy and Annual Report are first being sent or given to stockholders on or about October 8, 2018.

Important Information for Stockholders Attending

Reading International, Inc.’s 2018 Annual Meeting

Meeting Date:	Wednesday, November 7, 2018
Meeting Time	11:00 A.M. Local Time
Meeting Venue:	Reading Cinemas California Oaks Plaza 41090 California Oaks Road Murrieta, California 92562 www.readingcinemasus.com/caloaks

Directions:

From Los Angeles International Airport (approx. 80-90 minutes):

Take the I-105 E/Norwalk from S. Sepulveda Blvd. (4 min). Use the right 2 lanes to take exit 18 for the I-605 S.  Use the right 3 lanes to take exits 7A to merge onto CA-91 E.  Use the right 3 lanes to take exit 51 to merge onto I-15 S towards San Diego.  Use the second from the right lane to take exit 65 for California Oaks Road.  Exit left on Kalmia St and continue onto California Oaks Road (1 hour and 19 minutes).  Turn right on Monroe Ave and a second right on Symphony Park Lane into the plaza driveway (4 min).  Continue onto driveway and make a quick left, then a quick right towards Reading Cinemas.  The cinema will be on the left side.

From San Diego International Airport (approx. 60-80 minutes):

Take the I-5 S to the CA-163 N towards Escondido (8 minutes).  Continue on the CA-163 N and merge onto the I-15 N.  Exit California Oaks Road (Exit 65) using the right two lanes to turn right (57 minutes). Then turn right at the second cross street onto Monroe Ave.  Turn right on to Symphony Park Lane into the plaza driveway (3 minutes).  Continue onto driveway and make a quick left, then a quick right towards Reading Cinemas.  The cinema will be on the left side.

From Ontario International Airport (approx. 45-60 minutes):

Take the I-10 E to exit 58B and merge onto I-15 S/Ontario Fwy towards San Diego/Corona. (3 minutes)  Exit California Oaks Road (Exit 65) using the left 2 lanes to turn left onto Kalmia St. (41 minutes).  Continue onto California Oaks Rd and turn right onto Monroe Ave.  Turn right onto Symphony Park Lane (4 minutes) and make a quick left, then a quick right towards Reading Cinemas.  The cinema will be on the left side.

Source:  Google Maps

October 8, 2018

READING INTERNATIONAL, INC.
5995 Sepulveda Boulevard, Suite 300
Culver City, California 90230

PROXY STATEMENT

Annual Meeting of Stockholders
Wednesday, November 7, 2018

INTRODUCTION

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors of Reading International, Inc. (the “Company,” “Reading,” “we,” “us,” or “our”) of proxies for use at our 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, November 7, 2018, at 11:00 a.m., local time, at our Reading Cinemas located at the California Oaks Plaza, 41090 California Oaks Road, Murrieta, California 92562, or at any adjournment or postponement thereof.

As of September 17, 2018, the record date for the Annual Meeting (the “Record Date”), there were 1,680,590 shares of our Class B Voting Common Stock (“Class B Stock”) outstanding.

When proxies are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on November 7, 2018.

Our Proxy Statement and Annual Report are both available free of charge at https://investor.readingrdi.com/.

ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?

This Proxy Statement is being sent to all of our stockholders of record as of the close of business day September 17, 2018, by our Board of Directors (our “Board”) to solicit the proxy of holders of our Class B Stock to be voted at our 2018 Annual Meeting, which will be held on Wednesday, November 7, 2018, at 11:00 a.m. local time, at our Reading Cinema located at the California Oaks Plaza, 41090 California Oaks Road, Murrieta, California, 92562.

What items of business will be voted on at the Annual Meeting?

There are three items of business scheduled to be considered for a vote at the Annual Meeting:

•	PROPOSAL 1: Election of seven Directors to the Board (the “Election of Directors”);
•	PROPOSAL 2: Ratification of the appointment of Grant Thornton as the Company’s independent auditor for the year ended December 31, 2018 (the “Auditor Ratification Proposal”); and
•	PROPOSAL 3: The Approval, on a non-binding, advisory basis, of the executive compensation of our named executive officers (the “Executive Compensation Proposal”).

We will also consider any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof, including approving any such adjournment, if necessary.

How does our Board recommend that I vote?

Our Board recommends that you vote:

•	On PROPOSAL 1: “FOR” the election of each of its nominees to the Board;
•	On PROPOSAL 2: “FOR” the Auditor Ratification Proposal; and
•	On PROPOSAL 3: “FOR” the Executive Compensation Proposal.

What happens if additional matters are presented at the Annual Meeting?

Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting.  If you grant a proxy, the persons named as proxies will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Am I eligible to vote?

You may vote your shares of Class B Stock at the Annual Meeting if you were a holder of record of Class B Stock on the Record Date.  At that time, there were 1,680,590 shares of Class B Stock outstanding, and approximately 370 holders of record.  Each share of Class B Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

What if I own Class A Nonvoting Common Stock?

If you do not own any Class B Stock, then you have received this Proxy Statement only for your information.  Holders of our Class A Nonvoting Common Stock (“Class A Stock”) have no voting rights with respect to the matters to be voted on at the Annual Meeting.

What should I do if I receive more than one copy of the proxy materials?

You may receive more than one copy of this Proxy Statement and multiple proxy cards (or voting instruction cards).  For example, if you hold your shares in more than one brokerage account, you may receive a separate notice or a separate voting instruction card for each brokerage account in which you hold shares.  If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one copy of this Proxy Statement or more than one proxy card.

To vote all of your shares of Class B Stock by proxy card, you must either (i) complete, date, sign and return each proxy card (and voting instruction card) that you receive or (ii) vote over the Internet or by telephone the shares represented by each notice that you receive.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders of our Company hold their shares through a broker, bank, trustee or other nominee rather than directly in their own name.  As summarized below, there are some differences in how stockholders of record and beneficial owners are treated.

Stockholders of Record.  If your shares of Class B Stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares and the proxy materials are being sent directly to you.  As the stockholder of record of Class B Stock, you have the right to vote in person at the meeting.  If you choose to do so, you can vote using the ballot provided at the Annual Meeting.  Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you decide later not to attend the Annual Meeting.

Beneficial Owner.  If you hold your shares of Class B Stock through a broker, bank, trustee or other nominee rather than directly in your own name, you are considered the beneficial owner of such shares, and the proxy materials are being forwarded to you by your broker, bank, trustee or other nominee, who is considered the stockholder of record with respect to those shares.  As the beneficial owner, you are also invited to attend the Annual Meeting.  Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you obtain a proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.  You will need to contact your broker, bank, trustee or nominee to obtain a proxy, and you will need to bring it to the Annual Meeting in order to vote in person.

How do I vote?

Proxies are solicited to give all holders of our Class B Stock who are entitled to vote on the matters that come before the Annual Meeting the opportunity to vote their shares, whether or not they attend the Annual Meeting in person.  If you are a holder of record of shares of our Class B Stock, you have the right to vote in person at the Annual Meeting.  If you choose to do so, you can vote using the ballot provided at the Annual Meeting.  Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you decide later not to attend the Annual Meeting.  You can vote by one of the following manners:

•

By Internet — Holders of record of our Class B Stock may submit proxies over the Internet by following the instructions on the proxy card.  Holders of our Class B Stock who are beneficial owners may vote by Internet by following the instructions on the voting instruction card sent to them by their bank, broker, trustee or nominee.  Proxies submitted by the Internet must be received by 11:59 p.m., local time, on November 6, 2018 (the day before the Annual Meeting).

•

By Telephone — Holders of record of our Class B Stock who live in the United States or Canada may submit proxies by telephone by calling the toll-free number on the proxy card and following the instructions.  Holders of record of our Class B Stock will need to have the control number that appears on their proxy card available when voting.  In addition, holders of our Class B Stock who are beneficial owners of shares living in the United States or Canada and who have received a voting instruction card by mail from their bank, broker, trustee or nominee may vote by phone by calling the number specified on the voting instruction card.  Those stockholders should check the voting instruction card for telephone voting availability.  Proxies submitted by telephone must be received by 11:59 p.m., local time, on November 6, 2018 (the day before the Annual Meeting).

•

By Mail — Holders of record of our Class B Stock who have received a paper copy of a proxy card by mail may submit proxies by completing, signing and dating their proxy card and mailing it in the accompanying pre-addressed envelope.  Holders of our Class B Stock who are beneficial owners who have received a voting instruction card from their bank, broker or nominee may return the voting instruction card by mail as set forth on the card.  Proxies submitted by mail must be received by the Inspector of Elections before the polls are closed at the Annual Meeting.

•

In Person — Holders of record of our Class B Stock may vote shares held in their name in person at the Annual Meeting until the polls are closed.  You also may be represented by another person at the Annual Meeting by executing a proxy designating that person.  Shares of Class B Stock for which a stockholder is the beneficial owner, but not the stockholder of record, may be voted in person at the Annual Meeting only if such stockholder obtains a proxy from the bank, broker or nominee that holds the stockholder’s shares, indicating that the stockholder was the beneficial owner as of the Record Date and the number of shares for which the stockholder was the beneficial owner on the Record Date.

Holders of our Class B Stock are encouraged to vote their proxies by Internet, telephone or by completing, signing, dating and returning a proxy card or voting instruction card, but not by more than one method.  If you vote by more than one method, or vote multiple times using the same method, only the last-dated vote that is timely received by the Inspector of Elections will be counted, and each previous vote will be disregarded.  If you vote in person at the Annual Meeting, you will revoke any prior proxy that you may have given.  You will need to bring a valid form of identification (such as a driver’s license or passport) to the Annual Meeting to vote shares held of record by you in person.

What if my shares are held of record by an entity such as a corporation, limited liability company, general partnership, limited partnership or trust (an “Entity”), or in the name of more than one person, or I am voting in a representative or fiduciary capacity?

Shares held of record by an Entity.  In order to vote shares on behalf of an Entity, you need to provide evidence (such as a sealed resolution) of your authority to vote such shares, unless you are listed as a record holder of such shares.

Shares held of record by a trust.  The trustee of a trust is entitled to vote the shares held by the trust, either by proxy or by attending and voting in person at the Annual Meeting.  If you are voting as a trustee, and are not identified as a record owner of the shares, then you must provide suitable evidence of your status as a trustee of the record trust owner.  If the record owner is a trust and there are multiple trustees, then if only one trustee votes, that trustee’s vote applies to all of the shares held of record by the trust.  If more than one trustee votes, the votes of the majority of the voting trustees apply to all of the shares held of record by the trust.  If more than one trustee votes and the votes are split evenly on any particular proposal, each trustee may vote proportionally the shares held of record by the trust.

Shares held of record in the name of more than one person.  If only one individual votes, that individual’s vote applies to all of the shares held of record.  If more than one person votes, the votes of the majority of the voting individuals apply to all of such shares.  If more than one individual votes and the votes are split evenly on any particular proposal, each individual may vote such shares proportionally.

How will my shares be voted if I do not give specific voting instructions?

If you are a stockholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors; or
•

Sign and send in your proxy card and do not indicate how you want to vote, then the proxyholders, S. Craig Tompkins and Douglas McEachern, will vote your shares in the manner recommended by our Board of Directors as follows: FOR each of the seven nominees for director named below under “Proposal 1: Election of Directors;” FOR Proposal 2, the Auditor Ratification Proposal; FOR Proposal 3, the Executive Compensation Proposal; and in the discretion of our proxyholders on such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

What is a broker non-vote and how is it counted?

If your shares are held by a broker on your behalf (that is, in “street name”), and you do not instruct the broker as to how to vote these shares on any “non-routine” proposals included in this Proxy Statement, your broker cannot exercise discretion to vote for or against those proposals.  This would be a “broker non-vote,” and these shares will not be counted as having been voted on the applicable proposal.  Applicable rules permit brokers to vote shares held in street name only on routine matters.  Only Proposal 2, the Auditor Ratification Proposal is a “routine proposal.”  All other matters contained in this Proxy Statement for submission to a vote of the stockholders are considered “non-routine.”   Accordingly, if your shares are held in street name and if you do not give you broker instructions as to how to vote, your broker will only be able to exercise its discretion in the case of Proposal 2, and will not be permitted to vote on Proposal 1 or Proposal 3.

How are “withhold authority” and “abstain” votes counted?

Proxies that are voted to “withhold authority” or “abstain” are included only to determine whether a quorum is present.  If “withhold authority” or “abstain” is selected with respect to the election of directors, then such votes will have no impact on the election of directors, as the seven nominees receiving the highest number of affirmative votes will be elected.  If  “withhold authority” or “abstain” is selected on a matter to be voted on for which approval by a majority of the votes cast at the meeting is required (specifically, Proposal 2, the Auditor Ratification Proposal and Proposal 3, the Executive Compensation Proposal), then such a selection would similarly not have an effect on the vote, since “withhold authority” and “abstain” votes do not count as votes cast on that matter.

How can I change my vote after I submit a proxy?

If you are a stockholder of record, there are three ways you can change your vote or revoke your proxy after it has been submitted:

•

First, you may send a written notice to Reading International, Inc., postage or other delivery charges pre-paid, 5995 Sepulveda Boulevard, Suite 300, Culver City, CA, 90230, c/o Secretary of the Annual Meeting, stating that you revoke your proxy.  To be effective, the Inspector of Elections must receive your written notice prior to the closing of the polls at the Annual Meeting.

•	Second, you may complete and submit a new proxy in one of the manners described above under the caption, “How do I vote?” Any earlier proxies will be revoked automatically.
•	Third, you may attend the Annual Meeting and vote in person. Any earlier proxy will be revoked. However, attending the Annual Meeting without voting in person will not revoke your proxy.

How will we solicit proxies and who will pay the costs?

We will pay the costs of the solicitation of proxies.  We may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions.  In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting, at our corporate offices, 5995 Sepulveda Boulevard, Suite 300, Culver City, CA 90230 between the hours of 9:00 a.m. and 5:00 p.m., local time, for any purpose relevant to the Annual Meeting.  To arrange to view this list during the times specified above, please contact the Secretary of the Annual Meeting at (213) 235-2240.

What constitutes a quorum?

The presence in person or by proxy of the holders of record of a majority of our outstanding shares of Class B Stock entitled to vote will constitute a quorum at the Annual Meeting.  Each share of our Class B Stock entitles the holder of record to one vote on all matters to come before the Annual Meeting.

How are votes counted and who will certify the results?

First Coast Results, Inc. will act as the independent Inspector of Elections and will determine whether a quorum is present, count the votes, evaluate the validity of proxies and ballots, and certify the results.  A representative of First Coast Results, Inc. will be present at the Annual Meeting.  The final voting results will be reported by us on a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) within four business days following the Annual Meeting.

What is the vote required for a proposal to pass?

Proposal 1 (the Election of Directors):  The seven nominees for election as Directors at the Annual Meeting who receive the highest number of “FOR” votes for the available Board seats will be elected as Directors.  This is called plurality voting.  Unless you indicate otherwise, the persons named as your proxies will vote your shares FOR all the nominees for Directors named in Proposal 1.  If your shares are held by a broker or other nominee and you would like to vote your shares for the election of Directors in Proposal 1, you must instruct the broker or nominee to vote “FOR” for each of the candidates for whom you would like to vote.  If you give no instructions to your broker or nominee, then your shares will not be voted and will not be counted in determining the election.  Likewise, if you instruct your broker or nominee to “WITHHOLD,” then your vote will not be counted in determining the election.

Proposal 2 (the Auditor Ratification Proposal):  This proposal requires the “FOR” vote of a majority of the votes cast in order to pass.

Proposal 3 (the Executive Compensation Proposal):  This proposal requires the “FOR” vote of a majority of the votes cast to pass.    Because your vote is advisory, it will not be binding on us, our Board or our Compensation and Stock Options Committee (the “Compensation Committee”).  However, the Board and our Compensation Committee, as applicable, will review the voting results and take them into consideration when making future decisions and recommendations regarding executive compensation.

Only votes “FOR” on Proposal 1 (the Election of Directors) will be counted since directors are elected by plurality vote.  The nominees receiving the highest total votes for the number of seats on the Board will be elected as directors.  Only votes “FOR” and “AGAINST” will be counted for Proposal 2 (the Auditor Ratification Proposal) since abstentions are not counted as votes cast. Only votes “FOR” and “AGAINST” will be counted for Proposal 3 (the Executive Compensation Proposal), since abstentions and broker non-votes are not counted as votes cast.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed to third parties, except as may be necessary to meet legal requirements.

How will the Annual Meeting be conducted?

In accordance with our Bylaws, Ellen M. Cotter, as the Chair of the Board, will be the Presiding Officer of the Annual Meeting.  S. Craig Tompkins has been designated by the Board to serve as Secretary for the Annual Meeting.

Ms. Cotter and other members of management may address attendees following the Annual Meeting.  Stockholders desiring to pose questions to our management are encouraged to send their questions to us, care of the Secretary of the Annual Meeting, in advance of the Annual Meeting, so as to assist our management in preparing appropriate responses and to facilitate compliance with applicable securities laws.

The Presiding Officer has broad authority to conduct the Annual Meeting in an orderly and timely manner.  This authority includes establishing rules for stockholders who wish to address the meeting or bring matters before the Annual Meeting.  The Presiding Officer may also exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business.  In light of the need to conclude the Annual Meeting within a reasonable period of time, there can be no assurance that every stockholder who wishes to speak will be able to do so.  The Presiding Officer has authority, in her discretion, to at any time recess or adjourn the Annual Meeting.  Only stockholders are entitled to attend and address the Annual Meeting.  Any questions or disputes as to who may or may not attend and address the Annual Meeting will be determined by the Presiding Officer.

Only such business as shall have been properly brought before the Annual Meeting shall be conducted.  Pursuant to our governing documents and applicable Nevada law, in order to be properly brought before the Annual Meeting, such business must be brought by or at the direction of (1) the Chair, (2) our Board, or (3) holders of record of our Class B Stock.  Any stockholder who wishes to address the Annual Meeting may do so only upon being recognized by the Presiding Officer.

CORPORATE GOVERNANCE

Passing of our Lead Independent Director

We are deeply saddened to announce the death of Mr. William D. Gould on August 6, 2018.  Mr. Gould was a member of the Board since 2004 and, at the time of his death, served as our Lead Independent Director.

Our Board acknowledges with appreciation Mr. Gould’s deep commitment, long service and extensive contributions to our Company. Mr. Gould will be greatly missed by all of his colleagues and friends here at Reading.

Our Board intends to consider the issue of the appointment of a new Lead Independent Director at its meeting immediately following the Annual Meeting.  No interim Lead Independent Director has been appointed.

Director Leadership Structure

Ellen M. Cotter is our Chair, President and Chief Executive Officer.  Ellen M. Cotter has been an executive with our Company for more than 20 years, and prior to her appointment in 2015 as our President and Chief Executive Officer, she principally focused on the cinema operations aspects of our business.  She has cinema operating experience in all jurisdictions in which our Company currently operates.  On the real estate side, she has been involved in the acquisition and development of all of our domestic cinema locations brought on line since she joined our Company.  Historically our Board has chosen to combine the roles of the Chair and the Chief Executive Officer.  At the present time, our Board continues to believe that the combination of these roles is in the best interests of our Company and our stockholders as such a structure (i) allows for consistent leadership, (ii) continues the tradition of having a Chair and Chief Executive Officer, who is also a member of the Cotter Family (which currently controls over 70% of the voting power of our Company, a leadership structure in which many of our stockholders have invested), and also (iii) reflects the reality of our status as a “controlled company” under relevant NASDAQ Listing Rules.

Margaret Cotter is our current Vice-Chair and also serves as our Executive Vice President – Real Estate Management and Development - NYC.  Margaret Cotter has been responsible for the operation of our live theaters for more than 18 years and has for more than the past 6 years been leading the re-development of our New York properties. In recent periods, her area of responsibility has expanded to include oversight of our development efforts with respect to our other East Coast and Midwestern properties, including those in Philadelphia and Chicago.

Ellen M. Cotter has a substantial stake in our business, owning directly 817,533 shares of Class A Stock and 50,000 shares of Class B Stock.  Margaret Cotter likewise has a substantial stake in our business, owning directly 814,973 shares of Class A Stock and 35,100 shares of Class B Stock.  In addition, Ellen M. Cotter and Margaret Cotter are the Co-Executors of the Estate of James J. Cotter, Sr. (the “Cotter Estate”) and Co-Trustees of the James J. Cotter, Sr. Living Trust (the “Cotter Living Trust”).  Margaret Cotter is, in addition, the co-trustee (with James J. Cotter, Jr.,) of the trust established by Mr. James J. Cotter, Sr., for the benefit of his grandchildren (the “Cotter Grandchildren’s Trust”) which holds 274,390 shares of Class A Stock and is the sole trustee of the sub-trust to be formed under the Cotter Living Trust (the “Reading Voting Trust”) to hold for the benefit of the grandchildren of James J. Cotter, Sr., all of the Class B Stock currently owned by the Cotter Estate and the Cotter Living Trust.  Together, Ellen Cotter and Margaret Cotter have sole or shared voting control over an aggregate of 1,208,988 shares or 71.9% of our Class B Stock.  Mr. James J. Cotter, Jr., the brother of Ellen Cotter and Margaret Cotter, is designated as the successor trustee of the Reading Voting Trust, in the event that Margaret Cotter should be unable or unwilling to continue as the trustee of that trust.

Director Independence and Board Oversight Structure

The Company has elected to take advantage of the “controlled company” exemption under applicable listing rules of the NASDAQ Capital Stock Market (the “NASDAQ Listing Rules”).  Accordingly, the Company is exempted from the requirement to have a board of directors composed of at least a majority of independent directors, as that term is defined in the NASDAQ Listing Rules and SEC Rules (“Independent Directors”) and to have an independent nominating committee.  Nevertheless, our Board has for many years had a majority of Independent Directors and is  nominating a majority of Independent Directors for election to our Board.  In determining who is an Independent Director, we follow the definition in section 5605(a)(2) of the NASDAQ Listing Rules. Under such rules, we consider the following directors who served in 2017 to be independent: Guy Adams, Dr. Judy Codding, William D. Gould, Edward L. Kane, Douglas McEachern and Michael Wrotniak.   Our Board annually reviews the independence of our directors.

We currently have an Audit and Conflicts Committee (the “Audit Committee”) and a Compensation Committee composed entirely of Independent Directors.  William D. Gould served up to the date of his passing, August 6, 2018, as our Lead Independent Director.  It is currently anticipated that an Independent Director will be appointed to this position at the annual organizational meeting of our Board following the Annual Meeting. Historically, our Lead Independent Director chairs meetings of the Independent Directors (typically held as a separate part of each board meeting) and acts as liaison between our Chair, President and Chief Executive Officer and our Independent Directors.  We also currently have a four-member Executive Committee composed of our Chair, Vice-Chair and Messrs. Guy W. Adams and Edward L. Kane.  As a consequence of this structure, the concurrence of at least one non-management member of the Executive Committee is required in order for the Executive Committee to take action.

Our Board, since Ellen Cotter was appointed our Chief Executive Office in 2015, has (i) adopted a best practices charter for our Compensation Committee, (ii) adopted a new best practices charter for our Audit Committee, (iii) completed, with the assistance of compensation consultants Willis Towers Watson and outside counsel Greenberg Traurig, LLP, a complete review of our compensation practices, in order to bring them into alignment with current best practices, (iv) adopted a new Code of Business Conduct and Ethics, and a Supplemental Insider Trading Policy restricting trading in our stock by our Directors and executive officers and (v) updated our Whistleblower Policy.

Last year, our Board adopted a Stock Ownership Policy, setting out minimum stock ownership levels for our directors and senior executives, and earlier this year.

In recognition of the special risks involved with technology and cyber security, Director Guy Adams has been appointed to serve as our Lead Technology and Cyber Risk Director.  In this role, Director Adams serves as our Board’s liaison with our CEO, CFO and General Counsel in connection with the assessment of our Company’s technology and cyber security needs and the implementation of appropriate policies and procedures to meet those needs.  He ensures that relevant information is brought to our Board, and coordinates the timely presentation of such information to and facilitates the consideration of such information by all directors.  He also coordinates with our management timely and appropriate director education with respect to such matters to enhance director understanding of the issues involved and the options available to our Company.  In preparation for this role, Director Adams in 2018 completed the Cyber-Risk Oversight course presented by the National Association of Corporate Directors.

In 2017, our Board also established a Special Independent Committee to, among other things, review, consider, deliberate, investigate, analyze, explore, evaluate, monitor and exercise general oversight of any and all activities of the Company directly or indirectly involving, responding to or relating to the purported derivative litigation brought by Mr. James J. Cotter, Jr. in Nevada against our current nominees (while Mr. Cotter, Jr.’s claims have all been dismissed with prejudice on summary judgment. Mr. Cotter, Jr. has appealled the Nevada District Court’s judgment), the employment arbitration between our Company and Mr. James J. Cotter, Jr. relating to the termination of Mr. Cotter, Jr. as our president and chief executive officer, the litigation between Ms. Ellen Cotter and Ms. Margaret Cotter relating to the management of the Cotter Living Trust and the Reading Voting Trust and the voting and disposition of the Class B Stock held by the Cotter Living Trust and to be held by the Reading Voting Trust, and any other litigation or arbitration matters involving any one or more of Ms. Ellen Cotter, Ms. Margaret Cotter, Mr. James J. Cotter, Jr., the Cotter Estate and/or the Cotter Living Trust.  Directors Judy Codding and Douglas McEachern currently serve on this Special Independent Committee.  On April 13, 2018, our Board appointed a Special Litigation Committee comprised of Directors Codding, Gould and McEachern to consider whether or not the continuation of the derivative litigation was in the best interests of the Company.  The work of that committee has been mooted by the above referenced dismissal with prejudice of that litigation.

We believe that our Directors bring a broad range of leadership experience to our Company and regularly contribute to the thoughtful discussion involved in effectively overseeing the business and affairs of the Company.  We believe that all Board members are well-engaged in their responsibilities and that all Board members express their views and consider the opinions expressed by other Directors.  Our Independent Directors are involved in the leadership structure of our Board by serving on our Executive Committee, our Audit Committee and our Compensation Committee, each of which has a separate independent chair.  Nominations to our Board for the Annual Meeting were made by our entire Board, consisting of a majority of Independent Directors.  Each of the nominees received the unanimous vote of the Independent Directors, each such nominee abstaining with respect to his or her own nomination.

Certain Potential Change of Control Considerations

While our Company is currently a controlled company under applicable NASDAQ Listing Rules with over 70% of the voting power of our Company being currently held by Ellen Cotter and Margaret Cotter, the ongoing control of our Company by the Cotter Family is currently being challenged by James J. Cotter, Jr., the brother of Ellen Cotter and Margaret Cotter.  Certain information regarding this challenge is set forth below.

Up until his death on September 13, 2014, James J. Cotter, Sr., the father of Ellen Cotter, Margaret Cotter, and James J. Cotter, was our controlling stockholder, having the sole power to vote approximately 66.9% of the outstanding Class B Stock.  Under applicable Nevada Law, a stockholder holding more than 2/3rds of the Company’s voting stock has the power at any time, with or without cause, to remove any one or more directors (up to and including the entire board of directors) by written consent taken without a meeting of the stockholders.

Following the death of Mr. Cotter, Sr., disputes arose among Ellen Cotter and Margaret Cotter, on the one hand, and James J. Cotter, Jr., on the other hand, concerning the voting control and disposition of those shares. These disputes initially resulted in an action brought by Ellen Cotter and Margaret Cotter on February 5, 2015 in the Superior Court of the State of California, County of Los Angeles (the “California Superior Court”), in the case captioned In re James J. Cotter Living Trust dated August 1, 2000 (Case No. BP159755) (the “Trust Case”), to determine which of two trust documents controlled the Cotter Living Trust and the Reading Voting Trust. On March 23, 2018, the California Superior Court ruled that the trust document advocated by Mr. Cotter, Jr., was invalid.  That ruling has become final and non-appealable.  Accordingly, it has now been judicially established that Ellen Cotter and Margaret Cotter are the Co-Trustees of the Cotter Living Trust, and Margaret Cotter is the sole Trustee of the Reading Voting Trust to be formed under the Cotter Living Trust to eventually hold Class B Voting Stock representing approximately 66.9% of the outstanding voting stock of our Company.

Prior to this ruling, Mr. Cotter Jr., on or about February 8, 2017, brought an ex parte motion in the Trust Case seeking the appointment of a trustee ad litem to market and potentially sell the voting stock to be held by the Reading Voting Trust.  Mr. Cotter, Jr.’s, petition did not contemplate a sale of our entire Company (it proposed only the sale of the controlling block of Class B Stock anticipated to be used to fund the Reading Voting Trust), nor did it provide any way for stockholders generally to benefit from such a change of control transaction or any protections for minority stockholders.  As previously disclosed, our Board has adopted a long-term business strategy for our Company:  a strategy which, among other things, our Board believes will allow stockholders generally to realize the benefit of the build out of our real estate portfolio, and the execution of our business plan for our international cinema operations.  Accordingly, our Board has determined that it would not be appropriate to put our Company up for sale at this time.   Mr. Cotter, Jr.’s pleading in the Trust  Case includes no provision for the protection or advancement of our Company’s business plan and subjects the Company and its minority stockholders to the risk of sale to a buyer whose interests may be contrary to, or ignore those of, other stockholders.  In light of our Board’s determination that it would be in the  best interests of our Company and our stockholders generally to continue to pursue our Company’s business plan, and not to sell the Company at this time, the potential disruption to the achievement of that business plan and to the business and affairs of our Company generally if there were to be a change of control transaction at this time, and the commitment of Ellen Cotter and Margaret Cotter to the pursuit and fulfilment of that business plan, our Company has made filings in the California Superior Court opposing such an appointment of a trustee ad litem.

On March 23, 2018, the California Superior Court ruled that it would appoint a temporary trustee ad litem (the “TTAL”) “with the narrow and specific authority to obtain offers to purchase the RDI stock in the voting trust, but not to exercise any other powers without court approval, specifically the sale of the company or any other powers possessed by the trustees.”  No TTAL has been appointed to date.

On April 12, 2018, following the application for a writ by Ellen Cotter and Margaret Cotter as the Trustees of the Cotter Living Trust, and Margaret Cotter as the Trustee of the Reading Voting Trust, the California Court of Appeals stayed all trial court proceedings and issued its Order to Show Cause as to why it should not vacate the California Superior Court’s Order that a TTAL be appointed to market the above referenced Class B Stock and enter a different order denying Mr. Cotter, Jr.’s ex parte petition seeking a TTAL.  It is not currently anticipated that the Court of Appeals will rule on its Order to Show Cause prior to the date of our Annual Meeting.  Ellen Cotter and Margaret Cotter have based their appeal on, among other things, their interpretation (as set out in their briefs to the Court of Appeals) of the applicable trust documents as clearly directing that control of our Company be retained within the Cotter Family for as long as possible.

As of June 30, 2018, according to the books of the Company, the Cotter Living Trust held of record 696,080 shares of our Class B Stock constituting approximately 41.4% of the voting power of our outstanding capital stock.  According to the books of the Company, the Cotter Estate as of that date held of record an additional 427,808 shares of Class B Stock, constituting approximately 25.5% of the voting power of our outstanding capital stock.  We are advised, based upon public filings made by one or more of Ellen Cotter, Margaret Cotter and James J. Cotter, Jr. (the “Cotter Filings”) that the Class B Stock currently held of record by the Cotter Estate will eventually pour over into the Cotter Living Trust where it will then be placed in the Reading Voting Trust.  At the present time, however, such Class B Stock is held of record by the Cotter Living Trust and the Cotter Estate, respectively.  Ellen Cotter and Margaret Cotter are also the Co-Executors of the Cotter Estate.

The California Superior Court, in the Trust Case, has jurisdiction over the Cotter Living Trust, which as described in more detail above, currently owns 41.4% of our Class B Stock, and, at such time as the Cotter Estate is probated, may receive up to an additional 25.5% of our Class B Stock, and accordingly, has jurisdiction over a potentially controlling block of our voting power.  Should the California Superior Court order the sale of the Cotter Living Trust’s Class B Stock and such sale be completed, then there may be a change of control of our Company, depending on, among other things, who the ultimate purchaser(s) of such shares might be, the number of shares of Class B Stock distributed by the Cotter Estate to the Cotter Living Trust, and whether the California Superior Court orders a sale of all or only some portion to the Class B Stock held by the Cotter Living Trust.

While our Company is not a party to the Trust Case, the rulings of the Superior Court in that case could have a potential material impact upon, among other things, (a) the control of our Company, (b) the future composition of our Board and senior executive management team, and (c) our Company’s continued pursuit of the Strategic Plan articulated in our various filings with the SEC, at our prior stockholder meetings, and at various analyst presentations. To date, the California Superior Court has accepted our submissions and allowed us to be involved in the Trust Case, so as to provide us an opportunity to address issues of concern to our Company and our stockholders generally.  However, no assurances can be given as to the outcome of the Trust Case and we are advised that we have no standing to appear in the current appeal.

As we are advised by counsel that it is unlikely that the Court of Appeals will rule on its Order to Show Cause before our Annual Meeting and as, even in the event that the Court of Appeals were to determine to allow the appointment of a TTAL,  a trial court hearing would still be required before any binding agreement to sell such shares could be entered into, we do not anticipate that any material change in the holdings of the Class B Stock held by the Cotter Trust will occur prior to our Annual Meeting, if ever.  We are advised by Ellen M. Cotter and Margaret Cotter that, if there is a sale of the Class B Stock held by the Cotter Voting Trust, they intend to be the buyers of such shares.

Our Board has not re-nominated Mr. Cotter, Jr., for election to our Board, and has instead reduced the size of our Board to seven (7) members, effective upon completion of the election at our upcoming Annual Meeting.

For more information about the above referenced matters please  see the disclosure in our Annual Report on Form 10-K filed on March 16, 2018, under the “Part I, Item 1A-“Risk Factors—Ownership and Management Structure, Corporate Governance, and Change of Control Risks,” and Part II, Item 8 (Financial Statements and Supplementary Data) – Note 12 – “Commitments and Contingencies to the Consolidated Financial Statements” and our Form 10-K/A filed on April 30, 2018 and our Quarterly Report on Form 10-Q filed on August 9, 2018.

Board’s Role in Risk Oversight

Our management is responsible for the day-to-day management of risks we face as a Company, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board plays an important role in risk oversight at Reading through direct decision-making authority with respect to significant matters, as well as through the oversight of management by the Board and its committees.  In particular, the Board administers its risk oversight function through (1) the review and discussion of regular periodic reports by the Board and its committees on topics relating to the risks that the Company faces, (2) the required approval by the Board (or a committee of the Board) of significant transactions and other decisions, (3) the direct oversight of specific areas of the Company’s business by the Audit Committee and the Compensation Committee with input from the Lead Technology and Cyber Risks Director, and (4) review of regular periodic reports from the auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to our internal control over financial reporting.  The Board also relies on management to bring significant risks impacting the Company to the attention of the Board.

“Controlled Company” Status

Under section 5615(c)(1) of the Nasdaq Listing Rules, a “controlled company” is a company in which more than 50% of the voting power for the election of Directors is held by an individual, a group, or another company.  Together, Ellen M. Cotter and Margaret Cotter beneficially own 1,208,988 shares or 71.9% of our Class B Stock.  Our Class A Stock does not have voting rights.  Based on advice of counsel, our Board has determined that the Company is therefore a “controlled company” within the Nasdaq Listing Rules.

After reviewing the benefits and detriments of taking advantage of the exemptions to certain corporate governance rules available to a “controlled company” as set forth in the Nasdaq Listing Rules, our Board has determined to take advantage of those exemptions.  In reliance on a “controlled company” exemption, the Company does not maintain a separate standing Nominating Committee. The Company nevertheless at this time maintains a Board composed of a majority of Independent Directors, and an Audit Committee and Compensation Committee each composed entirely of Independent Directors, and has no present intention to vary from that structure.  Our Board, consisting of a majority of Independent Directors, approved each of the nominees for our 2018 Annual Meeting.  See “Consideration and Selection of the Board's Director Nominees,” below.

Board Committees

Our Board has a standing Executive Committee, Audit Committee, and Compensation Committee.  These committees are discussed in greater detail below.

Executive Committee.  Our Executive Committee operates pursuant to a resolution adopted by our Board and is currently composed of Ms. Ellen M. Cotter, Ms. Margaret Cotter and Messrs. Guy W. Adams and Edward L. Kane.  Pursuant to that resolution, the Executive Committee is authorized, to the fullest extent permitted by Nevada law and our Bylaws, to take any and all actions that could have been taken by the full Board between meetings of the full Board.  The Executive Committee did not hold any meetings during 2017.

Audit Committee.  Our Audit Committee operates pursuant to its, Charter which is available on our website at http://www.readingrdi.com/about/#committee-charters. The Audit Committee is responsible for, among other things, (i) reviewing and discussing with management the Company’s financial statements, earnings press releases and all internal controls reports, (ii) appointing, compensating and overseeing the work performed by the Company’s independent auditors, (iii) reviewing with the independent auditors the findings of their audits; and (iv) reviewing, considering, negotiating and approving or disapproving related party transactions (see the discussion in the section entitled  “Certain Relationships and Related Party Transactions” below).

Our Board has determined that the Audit Committee is composed entirely of Independent Directors (as defined in section 5605(a)(2) of the Nasdaq Listing Rules) and Rule 10A-3(b)(1) of the Exchange Act., and that Mr. Douglas McEachern, the Chair of our Audit Committee, is an Independent Director who meets the foregoing guidelines and is qualified as an Audit Committee Financial Expert.  Our Audit Committee is currently composed of Mr. McEachern, who serves as Chair, Mr. Edward L. Kane and Mr. Michael Wrotniak.  The Audit Committee held nine meetings during 2017.

Compensation Committee.  Our Board has established a standing Compensation Committee consisting of three of our Independent Directors, and is currently composed of Mr. Edward L. Kane, who serves as Chair, Dr. Judy Codding and Mr. Michael Wrotniak.  As a controlled company, we are exempt from the NASDAQ Listing Rules regarding the determination of executive compensation solely by independent directors, who additionally meet the heightened independence requirements specific to compensation committee members. Notwithstanding such exemption, we adopted a Compensation Committee charter requiring our Compensation Committee members to meet the independence rules and regulations of the SEC and the Nasdaq.  Our Compensation Committee charter is available on our website at http://www.readingrdi.com/about/#committee-charters.

Our Compensation Committee evaluates and makes recommendations to the full Board regarding the compensation of our Chief Executive Officer.  Pursuant to its Charter, the Compensation Committee has delegated authority to establish the compensation for all executive officers other than the President and Chief Executive Officer; provided that compensation decisions related to members of the Cotter Family remain vested in the full Board.  In addition, the Compensation Committee, among other things, (i) establishes the Company’s general compensation philosophy and objectives (in consultation with management), (ii) approves and adopts on behalf of the Board incentive compensation and equity-based compensation plans, subject to stockholder approval as required, and (iii) performs other compensation related functions as delegated by our Board.  The Compensation Committee held ten meetings during 2017.

Other Board Committees.  Our Board has also appointed a Special Independent Committee and a Special Litigation Committee, whose functions have been described early in these materials.

Consideration and Selection of the Board’s Director Nominees

The Company has elected to take the “controlled company” exemption under applicable NASDAQ Listing Rules.  Accordingly, the Company does not maintain a standing Nominating Committee.  Our Board, consisting of a majority of Independent Directors, approved each of the Board nominees for our 2018 Annual Meeting.

Our Board does not have a formal policy with respect to the consideration of Director candidates recommended by our stockholders.  No non-Director stockholder has, in more than the past ten years, made any formal proposal or recommendation to the Board as to potential nominees.  Neither our governing documents nor applicable Nevada law place any restriction on the nomination of candidates for election to our Board directly by our stockholders. In light of the facts that (i) we are a controlled company under the NASDAQ Listing Rules and exempted from the requirements for an independent nominating process, and (ii) our governing documents and Nevada law place no limitation upon the direct nomination of Director candidates by our stockholders, our Board believes there is no need for a formal policy with respect to Director nominations.

Our Directors have not adopted any formal criteria with respect to the qualifications required to be a Director or the particular skills that should be represented on our Board, other than the need to have at least one Director and member of our Audit Committee who qualifies as an “Audit Committee Financial Expert,” and have not historically retained any third party to identify or evaluate or to assist in identifying or evaluating potential nominees.  We have no policy of considering diversity in identifying Director nominees.

Following a review of the experience and overall qualifications of the Director candidates, on August 30, 2018, our Board resolved to nominate, seven incumbent Directors named in Proposal 1 for election as Directors of the Company at our 2018 Annual Meeting.

Each of the nominees named in Proposal 1 received at least six (6) Yes votes, with each such nominee abstaining as to his or her nomination.

After selecting the nominees named in Proposal 1, our Board then reduced the size of our Board to seven (7) members effective as of completion of the vote on the election of our Board at our upcoming Annual Meeting.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) designed to help our Directors and employees resolve ethical issues.  Our Code of Conduct applies to all Directors and employees, including the Chief Executive Officer, the Chief Financial Officer, principal accounting officer, controller and persons performing similar functions.  Our Code of Conduct is posted on our website at http://www.readingrdi.com/about/#policies-and-guidelines.

Our Board has established a means for employees to report a violation or suspected violation of the Code of Conduct anonymously.  In addition, we have adopted an “Amended and Restated Whistleblower Policy and Procedures,” which is posted on our website, at http://www.readingrdi.com/about/#policies-and-guidelines, that establishes a process by which employees may anonymously disclose to our Principal Compliance Officer (currently the Chair of our Audit Committee) alleged fraud or violations of accounting, internal accounting controls or auditing matters.

Review, Approval or Ratification of Transactions with Related Persons

Our Audit Committee Charter delegates to that committee responsibility for review and approval of transactions between the Company and its Directors, Director nominees, executive officers, greater than five percent beneficial owners and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year and the party to the transaction has or will have a direct or indirect interest.  A copy of this charter is available at http://www.readingrdi.com/about/#committee-charters.  For additional information, see the section entitled “Certain Relationships and Related Party Transactions.”

Certain Legal Proceedings Involving Claims Against our Directors

As previously disclosed in our public filings, James J. Cotter, Jr., has since June 12, 2015, been asserting various purported derivative claims against our directors and our Company, pursuant to a lawsuit titled “James J. Cotter, Jr., individually and derivatively on behalf of Reading International, Inc. vs. Margaret Cotter, et al.” Case No,: A-15-719860-V, Dept. XI,  in the Eighth Judicial District Court of the State of Nevada for Clark County (the “Nevada District Court”).   Mr. Cotter, Jr.’s lawsuit, as amended from time to time, is referred to herein as the “Cotter Jr. Derivative Action” and his complaint, as amended from time to time, is referred to herein as the “Cotter Jr. Derivative Complaint.”  The defendant directors named in the Cotter Jr. Derivative Complaint, from time to time, are referred to herein as the “Defendant Directors.”

All claims brought by Mr. Cotter, Jr., against Defendant Directors Judy Codding, William Gould, Edward L. Kane, Douglas McEachern and Michael Wrotniak in the Cotter Jr. Derivative Action were dismissed with prejudice by the Nevada District Court's order dated December 28, 2017, memorializing the Nevada District Court’s finding that Mr. Cotter, Jr., had failed to raise any genuine issue of material fact relating to the lack of independence or disinterestedness of these directors.  Thereafter, on June 19, 2018, the Nevada District Court dismissed with prejudice all claims asserted by Mr. Cotter, Jr., against the remaining Defendant Directors, Guy Adams, Ellen Cotter and Margaret Cotter.  The District Court granted the summary judgment motions in favor of these remaining Defendant Directors from the bench on June 19, 2018, and the Court’s final judgment was issued on August 8, 2018.   Mr. Cotter, Jr., has appealed the Court’s December 28, 2017 order and it is anticipated that he will appeal the Court’s August 8, 2018 order as well.

In addition, our Company is in arbitration with Mr. Cotter, Jr.  (Reading International, Inc. v. James J. Cotter, AAA Case No. 01-15-0004-2384, filed July 2015) (the “Cotter Jr. Employment Arbitration”) seeking declaratory relief and defending claims asserted by Mr. Cotter, Jr.  On January 20, 2017, Mr. Cotter Jr. filed a First Amended Counter-Complaint which includes claims of breach of contract, contractual indemnification, retaliation, wrongful termination in violation of California Labor Code § 1102.5, wrongful discharge, and violations of California Code of Procedure § 1060 based on allegations of unlawful and unfair conduct. Mr. Cotter, Jr. seeks compensatory damages estimated by his counsel at more than $1.2 million, plus unquantified special and punitive damages, penalties, interest and attorney’s fees.  On April 9, 2017, the Arbitrator granted without leave to amend the Company’s motion to dismiss Mr. Cotter, Jr.’s claims for retaliation, violation of California Labor Code §1102.5 and wrongful discharge in violation of public policy.  While this matter is still in the discovery stage, it is currently anticipated that the matter will be heard in October, prior to our Annual Meeting.  However, it is uncertain as to whether the arbitrator will rule on the matter prior to our Annual Meeting.

Mr. Cotter, Jr. also brought a direct action in the Nevada District Court (James J. Cotter, Jr. v. Reading International, Inc., a Nevada corporation; Does 1-100 and Roe Entities, 1-100, inclusive, Case No. A-16-735305-B) seeking advancement of attorney’s fees incurred in the Cotter Jr. Employment Arbitration.   Summary judgment was entered against Mr. Cotter, Jr. with respect to that direct action on October 3, 2016.

For a period of approximately 12 months, between August 6, 2015 and August 4, 2016, our Company and our directors other than Mr. Cotter, Jr. were subject to a derivative lawsuit  filed in the Nevada District Court captioned T2 Partners Management, LP, a Delaware limited partnership, doing business as Kase Capital Management; T2 Accredited Fund, LP, a Delaware limited partnership, doing business as Kase Fund; T2 Qualified Fund, LP, a Delaware limited partnership, doing business as Kase Qualified Fund; Tilson Offshore Fund, Ltd, a Cayman Islands exempted company; T2 Partners Management I, LLC, a Delaware limited liability company, doing business as Kase Management; T2 Partners Management Group, LLC, a Delaware limited liability company, doing business as Kase Group; JMG Capital Management, LLC, a Delaware limited liability company, Pacific Capital Management, LLC, a Delaware limited liability company (the “T2 Plaintiffs”), derivatively on behalf of Reading International, Inc. vs. Margaret Cotter, et al.    The T2 Derivative Action was settled pursuant to a Settlement Agreement between the parties dated August 4, 2016, which as modified was approved by the Nevada District Court on October 6, 2016.   The District Court’s Order provided for the dismissal with prejudice of all claims contained in the T2 Plaintiffs’ First Amended Complaint and provide that each side would be responsible for its own attorneys’ fees.

In the joint press release issued by our Company and the T2 Plaintiffs on July 13, 2016, representatives of the T2 Plaintiffs stated as follows:  "We are pleased with the conclusions reached by our investigations as Plaintiff Stockholders and now firmly believe that the Reading Board of Directors has and will continue to protect stockholder interests and will continue to work to maximize shareholder value over the long-term.  We appreciate the Company's willingness to engage in open dialogue and are excited about the Company's prospects. Our questions about the termination of James Cotter, Jr., and various transactions between Reading and members of the Cotter family-or entities they control-have been definitively addressed and put to rest. We are impressed by measures the Reading Board has made over the past year to further strengthen corporate governance.  We fully support the Reading Board and management team and their strategy to create stockholder value.”

PROPOSAL 1:  ELECTION OF DIRECTORS

Nominees for Election

Seven Directors are to be elected at our Annual Meeting to serve until the Annual Meeting of Stockholders to be held in 2019 or until their successors are duly elected and qualified.  Unless otherwise instructed, the proxyholders will vote the proxies received by us “FOR” the election of the nominees below, all of whom currently serve as Directors.  The seven nominees for election to the Board who receive the greatest number of votes cast for the election of Directors by the shares present and entitled to vote will be elected Directors.  The nominees named have consented to serve if elected.

The names of the nominees for Director, together with certain information regarding them, are as follows:

Name	Age	Position
Ellen M. Cotter	52	Chairperson of the Board and Chief Executive Officer and President (1)
Guy W. Adams	67	Director (1) (4)
Judy Codding	74	Director (2)
Margaret Cotter	50	Vice Chairperson of the Board and Executive Vice President-Real Estate Management and Development-NYC (1)
Edward L. Kane	80	Director (1) (2) (3)
Douglas J. McEachern	67	Director (3)
Michael Wrotniak	51	Director (2) (3)

(1)	Member of the Executive Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Audit Committee.
(4)	Lead Technology and Cyber Risk Director.

Ellen M. Cotter.  Ellen M. Cotter has been a member of our Board of Directors since March 13, 2013, and currently serves as a member of our Executive Committee.  Ms. Cotter was appointed Chairperson of our Board on August 7, 2014 and served as our interim President and Chief Executive Officer from June 12, 2015 until January 8, 2016, when she was appointed our permanent President and Chief Executive Officer.  She joined the Company in March 1998.  Ms. Cotter is also a director of Cecelia Packing Corporation (a Cotter family-owned citrus grower, packer and marketer) and, of a captive insurance company providing insurance for the Cotter family agricultural activities. Ms. Cotter is a graduate of Smith College and holds a Juris Doctor from Georgetown University Law Center.  Prior to joining the Company, Ms. Cotter spent four years in private practice as a corporate attorney with the law firm of White & Case in New York City.  Ms. Cotter is the sister of Margaret Cotter and James J. Cotter, Jr.  Prior to being appointed as our President and Chief Executive Officer, Ms. Cotter served for more than ten years as the Chief Operating Officer (“COO”) of our domestic cinema operations, in which capacity she had, among other things, responsibility for the acquisition and development, marketing and operation of our cinemas in the United States.  Prior to her appointment as COO of Domestic Cinemas, she spent a year in Australia and New Zealand, working to develop our cinema and real estate assets in those countries.  Ms. Cotter is the Co-Executor of her father’s estate, which is the record owner of 326,800 shares of Class A Stock and 427,808 shares of Class B Stock.  Ms. Cotter is a Co-Trustee of the James J. Cotter Foundation (the “Cotter Foundation”), which is the record holder of 102,751 shares of Class A Stock and Co-Trustee of the Cotter Living Trust, which is the record owner of 1,897,649 shares of Class A Stock and 696,080 shares of Class B Stock.

Ms. Cotter brings to our Board her more than twenty years of experience working in our Company’s cinema operations, both in the United States and Australia.  She has also served as the Chief Executive Officer of Reading’s subsidiary, Consolidated Entertainment, LLC, which operates substantially all of our cinemas in Hawaii and California. In addition, with her direct ownership of 817,533 shares of Class A Stock and 50,000 shares of Class B Stock and her positions as Co-Executor of her father’s estate and Co-Trustee of the Cotter Trust and the Cotter Foundation, Ms. Cotter is a significant stakeholder in our Company.  Ms. Cotter is well recognized in, and a valuable liaison to, the film industry.  In recognition of her contributions to the independent film industry, Ms. Cotter was awarded the first Gotham Appreciation Award at the 2015 Gotham Independent Film Awards.  She was also inducted that same year into the Show East Hall of Fame.

Guy W. Adams.  Guy W. Adams has been a Director of the Company since January 14, 2014, and currently serves as the chair of our Executive Committee and as our Lead Technology and Cyber Risk Director.  For more than the past twelve years, he has been a Managing Member of GWA Capital Partners, LLC, a registered investment adviser managing GWA Investments, LLC, a fund investing in various publicly traded securities.  Over the past seventeen years, Mr. Adams has served as an independent director on the boards of directors of Lone Star Steakhouse & Saloon, Mercer International, Exar Corporation and Vitesse Semiconductor.  At these companies, he has held a variety of board positions, including lead director, audit committee chair and compensation committee chair.  He has spoken on corporate governance topics before such groups as the Council of Institutional Investors, the USC Corporate Governance Summit and the University of Delaware Distinguished Speakers Program. Mr. Adams provides investment advice to private clients and currently invests his own capital in public and private equity transactions.  He served as an advisor to James J. Cotter, Sr. and continues to provide professional advisory services to various enterprises now owned by either the Cotter Estate or the Cotter Trust.  Mr. Adams also provided services to a captive insurance company, owned in equal shares by Ellen M. Cotter, James J. Cotter, Jr. and Margaret Cotter, that provided insurance for the Cotter family agricultural activities.  Mr. Adams received his Bachelor of Science degree in Petroleum Engineering from Louisiana State University and his Masters of Business Administration from Harvard Graduate School of Business Administration.

Mr. Adams brings many years of experience serving as an independent director on public company boards, and in investing and providing financial advice with respect to investments in public companies.  In December 2017, Mr. Adams was recognized as a Governance Fellow for the National Association of Corporate Directors.   Mr Adams also serves as our Lead Technology and Cyber Risk Director and in 2018 completed the Cyber-Risk Oversight course presented by the National Association of Corporate Directors.

Dr. Judy Codding.  Dr. Judy Codding has been a Director of our Company since October 5, 2015, and currently serves as a member of our Compensation Committee.    Dr. Codding is a globally respected education leader.  From October 2010 until October 2015, she served as the Managing Director of “The System of Courses,” a division of Pearson, PLC (NYSE: PSO), the largest education company in the world that provides education products and services to institutions, governments and to individual learners.  Prior to that time, Dr. Codding served as the Chief Executive Officer and President of America’s Choice, Inc., which she founded in 1998, and which was acquired by Pearson in 2010.  America’s Choice, Inc. was a leading education company offering comprehensive, proven solutions to the complex problems educators face in the era of accountability.  Dr. Codding has a Doctorate in Education from University of Massachusetts at Amherst and completed postdoctoral work and served as a teaching associate in Education at Harvard University where she taught graduate level courses focused on moral leadership.  Dr. Codding has served on various boards, including the Board of Trustees of Curtis School, Los Angeles, CA (since 2011) and the Board of Trustees of Educational Development Center, Inc. (since 2012).  Through family entities, Dr. Codding has been and continues to be involved in the real estate business in Florida (since    ) and the exploration of mineral, oil and gas rights in Maryland and Kentucky.

Dr. Codding brings to our Board her experience as an entrepreneur, as an author, advisor and researcher in the areas of leadership training and decision-making as well as her experience in the real estate business.

Margaret Cotter.  Margaret Cotter has been a Director of our Company since September 27, 2002, and on August 7, 2014 was appointed Vice Chairperson of our Board and currently serves as a member of our Executive Committee. On March 10, 2016, our Board appointed Ms. Cotter as Executive Vice President-Real Estate Management and Development-NYC, and Ms. Cotter became a full-time employee of our Company.  In this position, Ms. Cotter is responsible for the daily management of our live theater properties and operations, including the oversight of the day to day development process of our Union Square and Cinemas 1, 2, 3 properties and oversight of our Chicago and Pennsylvania real estate holdings.  Ms. Cotter is the owner and President of OBI, LLC (“OBI”), which, from 2002 until her appointment as Executive Vice President – Real Estate Management and Development- NYC, managed our live theater operations under a management agreement and provided management and various services regarding the development of our New York theater and cinema properties.  Pursuant to the OBI management agreement, Ms. Cotter also served as the President of Liberty Theaters, LLC, the subsidiary through which we own our live theaters.  The OBI management agreement was terminated with Ms. Cotter’s appointment as Executive Vice President-Real Estate Management and Development-NYC. See Certain Relationships and Related Transactions, and Director Independence, below for more information about the services provided by OBI.  Ms. Cotter is also a theatrical producer who has produced shows in Chicago and New York and in May 2017, due to other commitments, stepped down as a long-time board member of the League of Off-Broadway Theaters and Producers. She is a director of Cecelia Packing Corporation and, of a captive insurance company providing insurance for the Cotter family agricultural activities. Ms. Cotter, a former Assistant District Attorney for King’s County in Brooklyn, New York, graduated from Georgetown University and Georgetown University Law Center.  She is the sister of Ellen M. Cotter and James J. Cotter, Jr.  Ms. Margaret Cotter is a Co-Executor of her father’s estate, which is the record owner of 326,800 shares of Class A Stock and 427,808 shares of our Class B Stock (representing 25.5% of such Class B Stock).  Ms. Cotter is also a Co-Trustee of the Cotter Living Trust, which is the record owner of 1,897,649 shares of Class A Stock and 696,080 shares of Class B Voting Common Stock (representing an additional 41.4% of such Class B Stock), the Co-Trustee of the Cotter Foundation, which is the record owner of 102,751 shares of Class A Stock, and the Co-Trustee of the Cotter 2005 Grandchildren’s Trust, which is the record holder of 274,390 shares of Class A Stock.  Ms. Cotter also holds various positions in her family’s agricultural enterprises.

Ms. Cotter brings to the Board her experience as a live theater producer, theater operator and an active member of the New York theatre community, which gives her insight into live theater business trends that affect our business in this sector, and in New York and Chicago real estate matters.  Operating the daily oversight of our theater properties for over nineteen years, Ms. Cotter contributes to the strategic direction for our developments.  In addition, with her direct ownership of 814,973 shares of Class A Stock and 35,100 shares of Class B Stock and her positions as Co-Executor of her father’s estate and Co-Trustee of the Cotter Trust, the Cotter Foundation, and the James J. Cotter Grandchildren’s Trust, Ms. Cotter is a significant stakeholder in our Company.

Edward L. Kane.  Edward L. Kane has been a Director of our Company since October 15, 2004.  Mr. Kane was also a Director of our Company from 1985 to 1998, and served as President from 1987 to 1988.  Mr. Kane currently serves as the chair of our Compensation Committee, and until its functions were moved to the Audit Committee in May 2016, as chair of our Tax Oversight Committee.  He also serves as a member of our Executive Committee and our Audit Committee.  Mr. Kane practiced as a tax attorney for many years in New York and in California.    During the 1990s, Mr. Kane also served as the Chairman and CEO of ASMG Outpatient Surgical Centers in Southern California, and he served as a director of BDI Investment Corp., which was a regulated investment company, based in San Diego.  For over a decade, he was the Chairman of Kane Miller Books, an award-winning publisher of children’s books.  At various times during the past three decades, Mr. Kane has been Adjunct Professor of Law at two of San Diego’s law schools, most recently in 2008 and 2009 at Thomas Jefferson School of Law, and prior thereto at California Western School of Law.

In addition to his varied business experience, Mr. Kane brings to our Board his many years as a tax attorney and law professor.  Mr. Kane also brings his experience as a past President of Craig Corporation and of Reading Company, two of our corporate predecessors, as well as his experience as a former member of the boards of directors of several publicly held corporations.

Douglas J. McEachern.  Douglas J. McEachern has been a Director of our Company since May 17, 2012. Mr. McEachern currently serves as the Chair of our Audit Committee, a position he has held since August 1, 2012 and as a member of our Special Independent Committee. Mr. McEachern served on our Compensation Committee from May 14, 2016 to November 7, 2017.  He has served as a member of the board and of the audit and compensation committees for Willdan Group, a Nasdaq listed engineering company, since 2009.  From June 2011 until October 2015, Mr. McEachern was a director of Community Bank in Pasadena, California and a member of its audit committee.  Mr. McEachern served as the chair of the board of Community Bank from October 2013 until October 2015, and until recently was a member of the finance committee of the Methodist Hospital of Arcadia.  From September 2009 to December 2015, Mr. McEachern served as an instructor of auditing and accountancy at Claremont McKenna College.  Mr. McEachern was an audit partner from July 1985 to May 2009 with the audit firm of Deloitte & Touche, LLP, with client concentrations in financial institutions and real estate.  Mr. McEachern was also a Professional Accounting Fellow with the Federal Home Loan Bank board in Washington DC, from June 1983 to July 1985.  From June 1976 to June 1983, Mr. McEachern was a staff member and subsequently a manager with the audit firm of Touche Ross & Co. (predecessor to Deloitte & Touche, LLP).  Mr. McEachern received a B.S. in Business Administration in 1974 from the University of California, Berkeley, and an M.B.A. in 1976 from the University of Southern California.

Mr. McEachern brings to our Board his more than forty years’ experience meeting the accounting and auditing needs of financial institutions and real estate clients, including our Company.  Mr. McEachern also brings his experience reporting as an independent auditor to the boards of directors of a variety of public reporting companies and as a board member himself for various companies and not-for-profit organizations.

Michael Wrotniak.  Michael Wrotniak has been a Director of our Company since October 12, 2015, and has served as a member of our Audit Committee since October 25, 2015, and as a member of our Compensation Committee since November 7, 2017.  Since 2009, Mr. Wrotniak has been the Chief Executive Officer of Aminco Resources, LLC (“Aminco”), a privately held international commodities trading firm.  Mr. Wrotniak joined Aminco in 1991 and is credited with expanding Aminco’s activities in Europe and Asia.  By establishing a joint venture with a Swiss engineering company, as well as creating partnerships with Asia-based businesses, Mr. Wrotniak successfully diversified Aminco’s product portfolio.  Mr. Wrotniak became a partner of Aminco in 2002.  Mr. Wrotniak is a member of the Board of Advisors of the Little Sisters of the Poor at their nursing home in the Bronx, New York since approximately 2004.  Mr. Wrotniak graduated from Georgetown University in 1989 with a B.S. in Business Administration (cum laude).

Mr. Wrotniak is a specialist in foreign trade, and brings to our Board his considerable experience in international business, including foreign exchange risk mitigation.

Please see footnote 14 of the Beneficial Ownership of Securities table for additional information regarding the Cotter Trust and the Reading Voting Trust.

Meeting Attendance

During the year ended December 31, 2017, our Board met eleven times.  The Audit Committee held nine meetings and the Compensation Committee held ten meetings. The Executive Committee did not hold any meetings in 2017.  Each Director attended at least 75% of these Board meetings and at least 75% of the meetings of all committees on which he or she served. We encourage, but do not require, our Board members to attend our Annual Meeting.  All of our incumbent Directors attended the 2017 Annual Meeting of Stockholders.

Compensation of Directors

During 2017, we paid our non-employee Directors  a combination of (a) base annual cash fees  for service as Directors; (b) base and special fees for service as members of standing and special committees; (c) base cash fees for service as chairs of committees and (d) equity compensation for service as Directors  in the form of restricted stock units, each of which are set forth in more detail below in the “Director Compensation Table.”

Director Compensation Table

The following table sets forth information concerning the compensation to persons who served as our non‑employee Directors during 2017 for their services as Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Judy Codding	70,000 (3)	60,000	0	130,000
James J. Cotter, Jr.	50,000 (4)	60,000	0	110,000
Guy W. Adams	70,000 (5)	60,000	0	130,000
William D. Gould	80,000 (6)	60,000	0	140,000
Edward L. Kane	80,000 (7)	60,000	0	140,000
Douglas J. McEachern	89,253 (8)	60,000	0	149,253
Michael Wrotniak	58,247 (9)	60,000	0	118,247

(1)	Fair value of the award computed in accordance with FASB ASC Topic 718.
(2)	The Following table sets forth the number of stock awards outstanding at December 31, 2017 for each of our non-employee Directors, each of which vested on January 2, 2018:

Judy Codding	4,383
James J. Cotter, Jr.	4,383
Guy W. Adams	4,383
William D. Gould	4,383
Edward L, Kane	4,383
Douglas McEachern	4,383
Michael Wrotniak	4,383

(3)	Represents payment of Base Director Fee of $50,000, a Compensation Committee Member Fee of $5,000 and a Special Independent Committee Member Fee of $15,000.
(4)	Represents payment of Base Director Fee of $50,000.
(5)	Represents payment of Base Director Fee of $50,000 and an Executive Committee Chairman Fee of $20,000.
(6)	Represents payment of Base Director Fee of $50,000, Lead Independent Director Fee of $10,000 and a Special Independent Committee Chairman Fee of $20,000.

(7)	Represents payment of Base Director Fee of $50,000, Audit Committee Member Fee of $7,500, Compensation Committee Chairman Fee of $15,000 and an Executive Committee Member Fee of $7,500.
(8)

Represents payment of Base Director Fee of $50,000, Audit Committee Chairman Fee of $20,000 and a Special Independent Committee Member Fee of $15,000.  The amount also includes a prorated Compensation Committee Fee of $4,253 for 2017.

(9)	Represents payment of Base Director Fee of $50,000 and Audit Committee Member Fee of $7,500. The amount also includes a prorated Compensation Committee Member Fee of $747 for 2017.

2017 and Future Director Compensation

As discussed below in “Compensation Discussion and Analysis,” the Executive Committee of our Board, upon the recommendation of our Chief Executive Officer, requested the Compensation Committee to evaluate the Company's compensation policy for outside directors and to establish a plan that encompasses sound corporate practices consistent with the best interests of the Company.  Our Compensation Committee undertook to review, evaluate, revise and recommend the adoption of new compensation arrangements for executive and management officers and outside directors of the Company.  In January 2017, the Compensation Committee retained the international compensation consulting firm of Willis Towers Watson as its advisor in this process and also relied on our legal counsel, Greenberg Traurig, LLP.

The process followed by our Compensation Committee was similar to that in scope and approach used by the Compensation Committee in considering executive compensation.  Willis Towers Watson reviewed and presented to the Compensation Committee the competitiveness of the Company’s outside director compensation. The Company’s outside director compensation was compared to the compensation paid by the 15 peer companies (identified “Compensation Discussion and Analysis”). Willis Towers Watson’s key findings were:

•	Our annual Board retainer was slightly above the 50th percentile while the total cash compensation paid to outside Directors was close to the 25th percentile.
•	Due to our minimal annual Director equity grants, total direct compensation to our outside Directors was the lowest among the peer group.
•	We should consider increasing our committee cash compensation and annual Director equity grants to be in line with peer practices.

The foregoing observations and recommendations were studied, questioned and thoroughly discussed by our Compensation Committee, Willis Towers Watson and legal counsel over the course of our Compensation Committee meetings.  Among other things, our Compensation Committee discussed and considered the recommendations made by Willis Towers Watson regarding Director retainer fees and equity awards for Directors. Following discussion, our Compensation Committee recommended and our Board authorized that:

•	The Board retainer currently paid to outside Directors will not be changed.
•	The committee chair retainers remained at $20,000 for our Audit Committee and our Executive Committee and $15,000 for our Compensation Committee.
•	The committee member fees remained at $7,500 for our Audit and Executive Committees and $5,000 for our Compensation Committee.
•	The Lead Independent Director fee remained at $10,000.
•

The annual equity award value to Directors will be $60,000 as a fixed dollar value based on the closing price on the date of the grant and, that the equity award be restricted stock units and that such restricted stock units will fully vest in January of the following year.

Vote Required

The seven nominees receiving the greatest number of votes cast at the Annual Meeting will be elected to the Board.

The Board has nominated each of the nominees discussed above to hold office until the 2019 Annual Meeting of Stockholders and thereafter until his or her respective successor has been duly elected and qualified.  The Board has no reason to believe that any nominee will be unable or to serve and all nominees named have consented to serve if elected.

Ellen M. Cotter and Margaret Cotter, who together have shared voting control over an aggregate of 1,208,988 shares, or 71.9%, of our Class B Stock, have informed the Board that they intend to vote the shares beneficially held by them in favor of seven nominees named in this Proxy Statement for election to the Board discussed under Proposal 1 (the Election of Directors).

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton, LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm (independent auditors) to audit the consolidated financial statements and internal control over financial reporting of the Company for the fiscal year ending December 31, 2018.  The Company is seeking stockholder ratification of such action.  Stockholder ratification of the appointment of Grant Thornton is not required by our bylaws or otherwise.  However, we are submitting the appointment of Grant Thornton to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the Audit Committee will consider whether or not to retain Grant Thornton.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

Vote Required

The approval of this proposal requires the number of votes cast in favor of this proposal to exceed the number of votes cast in opposition to this proposal.

Ellen M. Cotter and Margaret Cotter, who together have shared voting control over an aggregate of 1,208,988 shares, or 71.9%, of our Class B Stock, have informed the Board that they intend to vote the shares beneficially held by them in favor of the ratification of appointment of Grant Thornton as the Company’s independent auditor discussed under Proposal 2 (the Auditor Ratification Proposal).

Recommendation of the Board

The Board recommends a vote “FOR” RATIFICATION OF APPOINTMENT OF GRANT THORNTON AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Grant Thornton, independent registered public accounting firm, was engaged as our independent registered public accounting firm for the years ended 2011 to 2017.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") requires that our stockholders have the opportunity to cast a non-binding, advisory vote regarding the approval of the compensation of our “named executive officers” as disclosed in this Proxy Statement. A description of the compensation paid to these individuals is set out below under the heading, “Executive Compensation.”

We believe that our compensation policies for the named executive officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of our stockholders. This advisory stockholder vote, commonly referred to as a “say-on-pay” vote, gives you as a stockholder the opportunity to approve or not approve the compensation of the named executive officers that is disclosed in this Proxy Statement by voting for or against the following resolution (or by abstaining with respect to the resolution).

At our Annual Meeting of Stockholders held on November 7, 2017, we held an advisory vote on executive compensation.  Our stockholders voted in favor of our Company’s executive compensation, as well as in favor to change the “say on pay” vote to an annual vote.  Our Board and our Compensation Committee reviewed the results of the advisory vote on executive compensation in 2017 and, as the vote approved our executive compensation for 2016, did not make any changes to our compensation based on the results of the vote.  Our next advisory vote of our stockholders on executive compensation will be at our 2018 Annual Meeting of Stockholders.

This vote is advisory in nature and therefore is not binding on our Board or our Compensation Committee.  However, our Board and our Compensation Committee will take into account the outcome of the stockholder vote on this proposal when considering future executive compensation arrangements.  Furthermore, this vote is not intended to address any specific item of compensation, but rather the overall compensation of our “named executive officers” and our general compensation policies and practices.

Vote Required

The approval of this proposal requires the number of votes cast in favor of this proposal to exceed the number of votes cast in opposition to this proposal.

Ellen M. Cotter and Margaret Cotter, who together have shared voting control over an aggregate of 1,208,988 shares, or 71.9%, of our Class B Stock, have informed the Board that they intend to vote the shares beneficially held by them in favor of the advisory vote on the “say on pay” for our “named executive officers” discussed under Proposal 2 (the Executive Compensation Proposal).

Recommendation of the Board

The Board recommends a vote “FOR” the approval OF the compensation paid to our named executive officers.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee of our Board with respect to our audited financial statements for the fiscal year ended December 31, 2017.

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The purpose of the Audit Committee is to assist our Board in its general oversight of our financial reporting, internal controls and audit functions.  The Audit Committee operates under a written Charter adopted by our Board.  The Charter is reviewed periodically and subject to change, as appropriate.  The Audit Committee Charter describes in greater detail the full responsibilities of the Audit Committee.

In this context, the Audit Committee has reviewed and discussed the Company’s audited financial statements with management and Grant Thornton LLP, our independent auditors. Management is responsible for: the preparation, presentation and integrity of our financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.  Grant Thornton LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” and PCAOB Auditing Standard No. 5, “An Audit of Internal Control Over Financial Reporting that is Integrated with Audit of Financial Statements.”  In addition, Grant Thornton LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with Grant Thornton LLP their firm’s independence.

Based on their review of the consolidated financial statements and discussions with and representations from management and Grant Thornton LLP referred to above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2017 for filing with the SEC.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States.  That is the responsibility of management and our independent registered public accounting firm.

In giving its recommendation to our Board, the Audit Committee relied on (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (2) the report of our independent registered public accounting firm with respect to such financial statements.

Respectfully submitted by the Audit Committee. Douglas J. McEachern, Chair Edward L. Kane Michael Wrotniak

BENEFICIAL OWNERSHIP OF SECURITIES

Except as described below, the following table sets forth the shares of Class A Stock and Class B Stock beneficially owned on September 1, 2018 by:

•	each of our Directors;
•	each of our executive officers and current named executive officers (“NEO’s”)set forth in the Summary Compensation Table of this Proxy Statement;
•	each person known to us to be the beneficial owner of more than 5% of our Class B Stock; and
•	all of our Directors and executive officers as a group.

Except as noted, and except pursuant to applicable community property laws, we believe that each beneficial owner has sole voting power and sole investment power with respect to the shares shown.  An asterisk (*) denotes beneficial ownership of less than 1%.

	Amount and Nature of Beneficial Ownership (1)
	Class A Stock		Class B Stock
Name and Address of Beneficial Owner	Number of Shares	Percentage of Stock	Number of Shares	Percentage of Stock
Directors and NEO’s
Ellen M. Cotter (2)(14)	3,187,621	15.0	1,173,888	69.8
Guy W. Adams (3)	6,404	*	--	--
Judy Codding (4)	11,404	*	--	--
James J. Cotter, Jr. (5)	670,728	3.1	--	--
Margaret Cotter (6)(14)	3,432,860	16.1	1,158,988	69.0
Edward L. Kane (7)	21,404	*	100	*
Douglas J. McEachern (8)	43,704	*	--	--
Michael Wrotniak	20,404	*	--	--
William D. Gould (9)	62,723	*	--	--
Devasis Ghose (10)	75,000	*	--	--
Andrzej J. Matyczynski (11)	63,539	*	--	--
Robert F. Smerling (12)	21,860	*	--	--
S. Craig Tompkins (13)	74,343	*	--	--

5% or Greater Stockholders
James J. Cotter Living Trust (14)	1,897,649	8.9	696,080	41.4
Estate of James J. Cotter, Sr. (Deceased) (14)	326,800	1.4	427,808	25.5
Mark Cuban (15) 5424 Deloache Avenue Dallas, Texas 75220	72,164	*	207,913	12.4
GAMCO Investors, Inc. (16) One Corporate Center Rye, New York 10580	--	--	84,530	5.0
James J. Cotter Foundation	102,751	*	--	--
Cotter 2005 Grandchildren’s Trust	274,390	1.3	--	--
All Directors and executive officers as a group (12 persons) (17)	4,987,653	23.4	1,209,088	71.9

(1)

Percentage ownership is determined based on 21,312,004 shares of Class A Stock and 1,680,590 shares of Class B Stock outstanding on September 1, 2018.  Beneficial ownership has been determined in accordance with SEC rules.  Shares subject to options that are currently exercisable, or exercisable within 60 days following the date as of which this information is provided, and not subject to repurchase as of that date, which are indicated by footnote, are deemed to be beneficially owned by the person holding the options and are deemed to be outstanding in computing the percentage ownership of that person, but not in computing the percentage ownership of any other person.

(2)

The Class A Stock shown includes 42,888 shares subject to stock options as well as 817,533 shares held directly.  The Class A Stock shown also includes 102,751 shares held by the Cotter Foundation.  Ellen M. Cotter is a Co-Trustee of the Cotter Foundation and, as such, is deemed to beneficially own such shares.  Ms. Cotter disclaims beneficial ownership of such shares except to the extent of her pecuniary interest, if any, in such shares.  The Class A Stock shown also includes 326,800 shares that are part of the Cotter Estate that is being administered in the State of Nevada.  On December 22, 2014, the District Court of Clark County, Nevada, appointed Ellen M. Cotter and Margaret Cotter as co-executors of the Cotter Estate.  As such, Ellen M. Cotter would be deemed to beneficially own such shares.  The shares of Class A Stock shown also include 1,897,649 shares held by the Cotter Living Trust.  See footnotes (12) to this table for information regarding beneficial ownership of the shares held by the Cotter Living Trust.  As Co-Trustees of the Cotter Living Trust, Ellen Cotter and Margaret Cotter would be deemed to beneficially own such shares depending upon the outcome of the matters described in footnote (14).  Together Margaret Cotter and Ellen M. Cotter beneficially own 1,208,988 shares of Class B Stock.

(3)	The Class A Stock shown includes 2,000 shares subject to stock options.
(4)	The Class A Stock shown includes 2,000 shares subject to stock options.
(5)

The Class A Stock shown is made up of 293,587 shares held directly. The Class A Stock shown also includes 274,390 shares held by the Cotter 2005 Grandchildren’s Trust and 102,751 held by the Cotter Foundation. Mr. Cotter, Jr. is Co-Trustee of the Cotter 2005 Grandchildren’s Trust and of the Cotter Foundation and, as such, is deemed to beneficially own such shares.  Mr. Cotter, Jr. disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any, in such shares. Mr. Cotter, Jr. has contended that he is a Co-Trustee with his sisters of the Cotter Living Trust.  On March 23, 2018, the Superior Court in the Cotter Trust Litigation ruled in effect, that Mr. Cotter, Jr., is not a Co-Trustee of the Cotter Living Trust.

(6)

The Class A Stock shown includes 16,297 shares subject to stock options as well as 814,973 shares held directly.  The Class A Stock shown also includes 274,390 shares held by the Cotter 2005 Grandchildren’s Trust.  Margaret Cotter is Co-Trustee of the Cotter 2005 Grandchildren’s Trust and, as such, is deemed to beneficially own such shares.  Ms. Cotter disclaims beneficial ownership of such shares except to the extent of her pecuniary interest, if any, in such shares.  The Class A Stock shown includes 326,800 shares of Class A Stock that are part of the Cotter Estate.  As Co-Executor of the Cotter Estate, Ms. Cotter would be deemed to beneficially own such shares.  The shares of Class A Stock shown also include 1,897,649 shares held by the Cotter Living Trust.  See footnote (12) for information regarding beneficial ownership of the shares held by the Living Trust.  As Co-Trustees of the Living Trust, Ellen Cotter and Margaret Cotter would be deemed to beneficially own such shares depending upon the outcome of the matters described in footnote (14).  Together Margaret Cotter and Ellen M. Cotter beneficially own 1,208,988 shares of Class B Stock.  The Class A Stock showing also includes 102,751 shares held by the Cotter Foundation, of which Ellen Cotter, Margaret Cotter and James J. Cotter, Jr., are Co-Trustees.

(7)	The Class A Stock shown includes 4,000 shares subject to stock options.
(8)	The Class A Stock shown includes 4,000 shares subject to stock options.
(9)	The Class A Stock shown includes 4,000 shares subject to stock options. Mr. Gould passed away August 6, 2018. No further filings have been made as to the deposition of the shares.
(10)	The Class A Stock shown includes 67,500 shares subject to stock options.
(11)	The Class A Stock shown includes 35,723 shares subject to stock options.
(12)	The Class A Stock shown includes 14,297 shares subject to stock options.
(13)	The Class A Stock shown includes 14,297 shares subject to stock options
(14)

On June 5, 2013, the Declaration of Trust establishing the Cotter Living Trust was amended and restated (the “2013 Restatement”) to provide that, upon the death of James J. Cotter, Sr., the Trust’s shares of Class B Stock were to be held in a separate trust, to be known as the “Reading Voting Trust,” for the benefit of the grandchildren of Mr. Cotter, Sr. Mr. Cotter, Sr. passed away on September 13, 2014.  The 2013 Restatement also names Margaret Cotter the sole trustee of the Reading Voting Trust and names James J. Cotter, Jr. as the first alternate trustee in the event that Ms. Cotter is unable or unwilling to act as trustee.  The trustees of the Cotter Living Trust, as of the 2013 Restatement, were Ellen M. Cotter and Margaret Cotter.  The information in the table reflects direct ownership of the 696,080 shares of Class B Stock by the Cotter Living Trust in accordance with the Company’s stock register and beneficial ownership of such shares as being held by each of the two Co-Trustees, Ellen M. Cotter and Margaret Cotter, who, are deemed to share voting and investment power of the shares held by the Cotter Living Trust.  In its ruling on March 23, 2018, the California Superior Court established that Ellen Cotter and Margaret Cotter are the Co-Trustees of the Cotter Living Trust, and that Margaret Cotter is the sole Trustee of the Reading Voting Trust, and that Mr. Cotter, Jr., is not a trustee of either trust.

(15)	Based on Mr. Cuban’s Form 5 filed with the SEC on February 19, 2016 and Schedule 13D/A filed on February 22, 2016.
(16)

Based on GAMCO Investors, Inc.’s Schedule 13D filed with the SEC on December 22, 2017, on behalf of Mario J. Gabelli (“Mario Gabelli”) and various entities which Mario Gabelli directly or indirectly controls or for which he acts as chief investment officer.

(17)	The Class A Stock shown includes 207,002 shares subject to stock options and restricted stock units currently exercisable.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and Directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities Exchange Commission (the “SEC”) and to provide us with copies of those filings.  Based solely on our review of the copies received by us and on the written representations of certain reporting persons, we believe that the following Form 4’s for transactions that occurred in 2017 were not filed or filed later than is required under Section 16(a) of the Exchange Act:

Filer	Form	Transaction Date	Date of Filing
Margaret Cotter	4	1/13/2017	1/23/2017
Judy Codding	4	3/10/2017	3/15/2017

Insofar as we are aware, all required filings have now been made.

EXECUTIVE OFFICERS

The following table sets forth information regarding our current executive officers, other than Ellen M. Cotter and Margaret Cotter, whose information is set forth above under “Directors.”

Name	Age	Title
Dev Ghose	65	Executive Vice President, Chief Financial Officer and Treasurer
Andrzej J. Matyczynski	66	Executive Vice President – Global Operations
Robert F. Smerling	83	President - Domestic Cinemas
S. Craig Tompkins	67	Executive Vice President, General Counsel

Devasis (“Dev”) Ghose.  Mr. Ghose was appointed Chief Financial Officer and Treasurer on May 11, 2015, Executive Vice President on March 10, 2016 and Corporate Secretary on April 28, 2016 until March 9, 2018.  Over the past 25 years, Mr. Ghose served as Executive Vice President and Chief Financial Officer in a number of senior finance roles with three NYSE-listed companies:  Skilled Healthcare Group (a health services company, now part of Genesis HealthCare) from 2008 to 2013, Shurgard Storage Centers, Inc. (an international company focused on the acquisition, development and operation of self-storage centers in the US and Europe; now part of Public Storage) from 2004 to 2006, and HCP, Inc., (which invests primarily in real estate serving the healthcare industry) from 1986 to 2003, and as Managing Director-International for Green Street Advisors (an independent research and trading firm concentrating on publicly traded real estate corporate securities in the US & Europe) from 2006 to 2007.  Prior thereto, Mr. Ghose worked for PricewaterhouseCoopers in the U.S. and KPMG in the UK from 1975 to 1985.  He qualified as a Certified Public Accountant in the U.S. and a Chartered Accountant in the U.K., and holds an Honors Degree in Physics from the University of Delhi, India and an Executive M.B.A. from the University of California, Los Angeles.

Andrzej J. Matyczynski.  On March 10, 2016, Mr. Matyczynski was appointed as our Executive Vice President—Global Operations.  From May 11, 2015 until March 10, 2016, Mr. Matyczynski acted as the Strategic Corporate Advisor to the Company, and served as our Chief Financial Officer and Treasurer from November 1999 until May 11, 2015 and as Corporate Secretary from May 10, 2011 to October 20, 2014.  Prior to joining our Company, he spent 20 years in various senior roles throughout the world at Beckman Coulter Inc., a U.S. based multi-national corporation.  Mr. Matyczynski earned a Master’s Degree in Business Administration from the University of Southern California.

Robert F. Smerling.  Mr. Smerling has served as President of our domestic cinema operations since 1994.   He has been involved in the acquisition and/or development of all of our existing cinemas.  Prior to joining our Company, Mr. Smerling was the President of Loews Theaters, at that time a wholly owned subsidiary of Sony.  While at Loews, Mr. Smerling oversaw operations at some 600 cinemas employing some 6,000 individuals and the development of more than 25 new multiplex cinemas.  Among Mr. Smerling’s accomplishments at Loews was the development of the Lincoln Square Cinema Complex with IMAX in New York City, which continues today to be one of the top five grossing cinemas in the United States.  Prior to Mr. Smerling’s employment at Loews, he was Vice Chairman of USA Cinemas in Boston, and President of Cinemanational Theatres. Mr. Smerling, a recognized leader in our industry, has been a director of the National Association of Theater Owners, the principal trade group representing the cinema exhibition industry.

S. Craig Tompkins.  Mr. Tompkins was retained as General Counsel on June 1, 2017, and appointed Executive Vice President on May 8, 2018.   Mr. Tompkins has continuously served our Company, its predecessors and subsidiaries, in a variety of capacities, both as an employee and an independent contractor, for more than the past 25 years.  Mr. Tompkins has, among other things, served as Vice-Chairman and Chief Financial Officer of Reading, and as Vice-Chairman and President of its predecessor companies, Reading Entertainment and Craig Corporation.   Prior to joining the Company’s predecessor entities in 1993, Mr. Tompkins was a partner in the law firm of Gibson, Dunn & Crutcher.  Mr. Tompkins has served on the Boards of Directors of G&L Realty (an NYSE traded REIT), where he served as Chair of the Audit Committee up until the date the company went private in 2006, and of Fidelity Federal Bank, NSA, where he served on the Audit Committee and the Compensation Committee, up until the date the bank was sold in 2001.  Since 2007, Mr. Tompkins has been a principal investor in and the Chair of the Board of Marshall & Stevens, Incorporated, a national valuation firm currently specializing in the valuation of alternative energy production facilities.  Mr. Tompkins is also managing member of his family’s agricultural activities.  Mr. Tompkins is a magna cum laude graduate of Claremont McKenna College (then Claremont Men’s College), and Harvard Law School.  He is, and has since 1977 been, a member in good standing of the State Bar of California.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Role and Authority of the Compensation Committee

Background

As a controlled company, we are exempt from the Nasdaq Listing Rules regarding the determination of executive compensation solely by independent directors. Notwithstanding such exemption, we have established a standing Compensation Committee consisting of three of our independent Directors.  Our Compensation Committee charter requires our Compensation Committee members to meet the independence rules and regulations of the Securities Exchange Commission and the Nasdaq Stock Market.

In early 2016, our Compensation Committee conducted a thorough evaluation of our compensation policy for executive officers and outside directors to establish a plan that encompasses best corporate practices consistent with our Company’s best interests.  Our Compensation Committee reviewed, evaluated, and recommended to our Board of Directors the adoption of new compensation arrangements for our executive and management officers and outside directors.  Our Compensation Committee retained the international compensation consulting firm of Willis Towers Watson as its advisor in this process, and the Committee also relied on the advice of our legal counsel, Greenberg Traurig, LLP.

Compensation Committee Charter

Our Compensation Committee Charter delegates significant executive compensation responsibilities to our Compensation Committee, including:

•	to establish our compensation philosophy and objectives;
•	to review and approve all compensation, for our CEO and our executive officers[1];
•	to approve all employment agreements, severance arrangements, change in control provisions and agreements and any special or supplemental benefits applicable to our CEO and other executive officers;
•

to approve and adopt, on behalf of our Board, incentive compensation and equity-based compensation plans, or, in the case of plans requiring stockholder approval, to review and recommend such plan to the stockholders;

•

to review the disclosures made in the Compensation Discussion and Analysis and advise our Board whether, the Compensation Discussion and Analysis is satisfactory for inclusion in our annual report on Form 10-K and proxy statement;

•	to prepare an annual compensation committee report for inclusion in our proxy statement for the annual meeting of stockholders;
•	to administer our equity-based compensation plans, including the grant of stock options and other equity awards under such plans; and
•	to consider the results of the most recent stockholder advisory vote on executive compensation when determining compensation policies and making decisions on executive compensation.

Under our Compensation Committee Charter, any compensation determinations pertaining to Ellen M. Cotter and Margaret Cotter are subject to review and approval by our Board.

The Compensation Committee Charter is available on our website at http://www.readingrdi.com/about/#committee-charters.

_____________________________

1  Under our Compensation Committee Charter, “executive officer” is defined to mean the chief executive officer, president, chief financial officer, general counsel, principal accounting officer, any executive vice president of the Company and any managing director of Reading Entertainment Australia, Pty Ltd and/or Reading New Zealand, Ltd.

Our Executive Compensation Philosophy

Our executive compensation philosophy is to: (1) attract and retain talented and dedicated management team members; (2) provide overall compensation as competitive in our industry; (3) correlate annual cash bonuses to the achievement of our business and financial objectives; and (4) provide management team members with appropriate long-term incentives aligned with stockholder value.

Our Executive Compensation Practices At A Glance

What We Do	What We Do NOT Do
DO pay for performance. Our Short-Term Incentive Bonuses for our NEO’s are tied to meeting our Company and individual performance goals	NO pledging permitted by directors or Section 16 officers without prior notice to Compliance Officer and Audit Committee Chair
DO provide minimum vesting periods for our long-term incentive awards	NO individual hedging or derivative transactions permitted by directors or Section 16 officers
DO empower Board to clawback short term incentive compensation if there is an accounting restatement due to material noncompliance with securities laws	NO “single trigger” change in control payments for the benefit of our NEO’s
DO use an independent compensation consultant	NO golden parachute tax gross ups
DO appoint a Compensation Committee comprised solely of independent directors even though not required
DO require NEO’s and Directors to meet Company stock ownership requirements

Executive Compensation

This Compensation Discussion and Analysis (“CD&A”) and the executive compensation disclosures below are provided for the individuals who were our NEOs for 2017, who we refer to collectively as the “NEOs” 2

Name	Title
Ellen M. Cotter	President and Chief Executive Officer
Dev Ghose	EVP, Chief Financial Officer and Treasurer
Andrzej J. Matyczynski	EVP-Global Operations
Margaret Cotter	EVP-Real Estate Management and Development-NYC
Robert F. Smerling	President, US Cinemas

In the first quarter of 2017, our Compensation Committee, following consultation with its independent compensation consultant, Willis Towers Watson, our Chief Executive Officer, and our legal counsel, reviewed the Company’s compensation levels, programs and practices.  Willis Towers Watson prepared materials that measured our executive and management compensation against compensation paid by peer group companies based on the 25th, 50th and 75th percentile of such peer group.  The 50th percentile was the median compensation paid by such peer group and surveyed companies to executives performing similar responsibilities and duties.  The summary included base salary, short term incentive (cash bonus) and long-term incentive (equity awards) of the peer and surveyed companies to the base salary, short term incentive and long-term incentive provided to our executives and management.

_____________________________

2  While this CD&A is focused on our NEO’s, the same process described for our NEO’s is followed in setting compensation for all our “Executive Officers.”

For 2017, our Compensation Committee, generally compared the compensation levels of our NEO’s with the compensation levels of executives at the following entities which we refer to as “our peer group:”  Acadia Realty Trust, Cedar Realty Trust Inc., Charter Hall Retail REIT, Global Eagle Entertainment Inc., IMAX Corporation, Kite Realty Group Trust, The Marcus Corporation, National CineMedia, Inc., Pennsylvania Real Estate Investment Trust, Ramco-Gershenson Properties Trust, Red Lion Hotels Corporation, Retail Opportunity Investments Corp., Saul Centers Inc., Urstadt Biddle Properties Inc., and Village Roadshow Ltd.  Our Compensation Committee established (i) 2017 annual base salaries at levels that it believed were generally competitive with executives in our peer group as described in the executive pay summary assessment prepared by Willis Towers Watson, except for the base salary of our CEO, which remains below the 25th percentile of our peer group, (ii) short term incentives in the form of discretionary annual cash bonuses based on the achievement of identified goals and benchmarks, and (iii) long-term incentives in the form of employee stock options and restricted stock units (“RSUs”) that are used as a retention tool and as a means to further align an executive’s long-term interests with those of our stockholders, with the ultimate objective of affording our executives an appropriate incentive to help drive increases in stockholder value.

In the future, it is anticipated that our Compensation Committee will continue to evaluate both executive performance and compensation to maintain our ability to attract and retain highly-qualified executives in key positions and to assure that compensation provided to executives remains competitive when compared to the compensation paid to similarly situated executives of companies with whom we compete for executive talent or that we consider comparable to our company.

Role of Chief Executive Officer in Compensation Decisions

At our Compensation Committee’s direction, our Chief Executive Officer prepared an executive compensation review for 2017 for each executive officer (other than the Chief Executive Officer), as well as the full executive team, which included recommendations for:

•	2017 Base Salary;
•	A proposed year-end short-term incentive in the form of a target cash bonus based on the achievement of certain objectives; and
•	A long-term incentive in the form of stock options and restricted stock units for the year under review.

Our Compensation Committee performed an annual review of 2017 NEO compensation in the first quarter of 2018, with a presentation by our Chief Executive Officer regarding each element of NEO compensation arrangements.  Our Compensation Committee reviewed the performance goals of our NEO’s and the extent to which the NEO achieved such goals.  Our Compensation Committee, in determining final incentive compensation for services rendered in 2017, also considered, among other things, the recommendations of our Chief Executive Officer, the overall operating results of our Company and the challenges met in achieving those operating results.

As part of the NEO compensation review, our Chief Executive Officer recommended, in certain cases, other changes to an NEO’s compensation arrangements such as to effect a change in the executive’s responsibilities.  Our Compensation Committee evaluated the Chief Executive Officer’s recommendations and, in its discretion, accepted or rejected the recommendations, subject to the terms of any written employment agreements.

In the first quarter of 2018, our Compensation Committee met separately and with our Chief Executive Officer to review the performance goals of our various officers and to determine the extent to which the officer achieved such goals.  Our Compensation Committee, in determining final incentive compensation for services rendered in 2017, also considered, among other things, the recommendations of our Chief Executive Officer, the overall operating results of our Company and the challenges met in achieving those operating results.

The Compensation Committee noted the following with respect to 2017:

•	On March 2, 2017, our Board approved a multi-year strategic plan (the “Three Year Strategy”), which focused on our two business segments: Cinema and Property.
•	During 2017, the first year of the Three-Year Strategy, our Management focused on:
•

Upgrading our US cinemas to best-in-class standing, with special emphasis on the installation of luxury recliner seating, state-of-the-art presentation through our premium branded auditoriums and the enhancement of our Food and Beverage (“F&B”) offer;

•	Upgrading our cinemas in Australia (“AU”) by installing luxury recliner seating and premium branded auditoriums;
•	Expanding a stream of revenue through the further improvement of our online ticketing capabilities;
•

Continuing to expand our AU circuit by securing leases for two new theatres (13 screens) in AU, and a Heads of Agreement for two new theatres (12 screens) and the expansion of one existing theater in AU;

•	With respect to our Property division, moving forward on our major Value Creation Property Project at 44 Union Square in New York;
•

With respect to our Property division, completing a major expansion of our Value Creation Property Project at Newmarket Village in AU and addressing the redevelopment of our Courtenay Central shopping center in light of the earthquake that occurred near Wellington in November 2016;

•	With respect to our Property division, moving forward Value Creation Property Projects at RedYard and Belmont in AU;
•	Continuing to enhance our internal controls and corporate governance policies and procedures; and
•

Continuing to strengthen our relationships with our Australian, New Zealand and US lenders with a view to enhancing our potential to secure additional debt, as well as aggressively perform cash management to reduce borrowing costs.

These efforts were undertaken against certain unanticipated material challenges, including the following:

•

the unanticipated challenges posed by the November 2016 earthquake in Wellington, New Zealand (the “Earthquake”), including relocating our Wellington office to temporary space, overseeing the car park demolition and the Q2 2017 re-opening of our cinema and retail center, and aggressively pursuing the payment of Earthquake and business interruption insurance claims; and

•

the material time spent by certain executives and staff in 2017 (i) in preparation for the Cotter, Jr. Derivative Case, which was anticipated to start trial in Nevada on January 8, 2018, but which was continued by the Nevada District Court at the request of Mr. Cotter, Jr. and (ii) dealing with efforts by James J. Cotter, Jr., in the Cotter Trust Litigation to convince the California Superior Court to market and potentially sell a controlling interest in our Company.

These and other factors were considered by our Compensation Committee.

Chief Executive Officer Compensation

For 2017, our Compensation Committee met in executive sessions without our Chief Executive Officer to consider the Chief Executive Officer’s compensation, including base salary, cash bonus and equity award, if any.  Prior to such executive sessions, our Compensation Committee interviewed our Chief Executive Officer to obtain a better understanding of factors contributing to the Chief Executive Officer's compensation.  With the exception of these executive sessions of our Compensation Committee, as a rule, our Chief Executive Officer participated in all deliberations of the Compensation Committee relating to NEO compensation. However, our Compensation Committee also asked our Chief Executive Officer to be excused for certain deliberations with respect to the compensation recommended for Margaret Cotter, the sister of our Chief Executive Officer.

The Base Salary set for our Chief Executive Officer for 2017, or $463,800, remains substantially below the market base salary median for our peer group.  By comparison, the Willis Towers Watson report showed that the 25th, 50th and 75th percentiles in the peer group of CEO base salaries were $529,000, $627,000 and $717,000, respectively.  Because Ms. Cotter’s potential short-term incentive payment was based on a percentage (95%) of her base salary, which was below the 25th percentile of market peers,  Ms. Cotter’s potential short-term incentive payment was also set to be in a lower range than market peers.

Chief Executive Pay Ratio

As of December 31, 2017, we employed approximately 2,500 persons, with more than 85% of such persons being seasonal, part-time employees.   Generally, we have experienced comparatively higher turnover rates with our seasonal, part‑time employees, as compared to our full-time employees.  Accordingly, the median total compensation we estimate below, as well as the resulting ratio of Ms. Ellen Cotter’s compensation to such estimated median total compensation is reflective of both the seasonal, part-time nature of the majority of our employees, as well as the fact that we experience a high turnover rate with such employees each fiscal year.

Ms. Ellen Cotter, our President and Chief Executive Officer, for the fiscal year 2017 received total compensation of $1,210,334.  We estimate that the median W-2 (or equivalent) for all Company employees, excluding our Chief Executive Officer, was $7,465 as of December 31, 2017.  As a result, Ms. Ellen Cotter’s fiscal 2017 total compensation was approximately 162 times greater than that of the median total compensation for all of our employees.

We identified the median employee by examining the 2017 W-2 (or equivalent) for all individuals, excluding our Chief Executive Officer, who were employed by us on December 31, 2017, the last day of our payroll year (whether employed on a full-time, part-time, or seasonal basis).  For such employees, we did not make any assumptions, adjustments, or estimates with respect to total compensation, and we did not annualize the compensation for any employees that were not employed by us for all of 2017.  For employees based and paid overseas, we converted their earnings to US dollars using the average exchange rates between local currency and US dollars.  After identifying the median employee, we calculated the above total compensation for such employee using the same methodology we use for our NEO’s as set forth in the Summary Compensation Table.

2017 Base Salaries

Our Compensation Committee reviewed the executive pay summary prepared by Willis Towers Watson and other factors and engaged in extensive deliberation and then recommended the following 2017 base salaries for the following NEOs.

Name	Title	2017 Base Salary(1)
Ellen Cotter	President and Chief Executive Officer	$463,800
Dev Ghose	EVP, Chief Financial Officer, and Treasurer	$412,000
Andrzej J. Matyczynski	EVP-Global Operations	$348,000
Margaret Cotter	EVP-Real Estate Management and Development-NYC	$365,000
Robert F. Smerling	President, US Cinemas	$393,000

(1)	Base salary in 2017 includes car allowances which were previously referenced separately.

2017 Short Term Incentives

The Short-Term Incentives authorized by our Compensation Committee provide our NEOs with an opportunity to earn an annual cash bonus based upon the achievement of certain of our Company’s financial goals, division goals and individual goals, established by our Chief Executive Officer and approved by our Compensation Committee during the first quarter of 2017.  Under our Compensation Committee Charter, the compensation payable to our Chief Executive Officer, Ellen Cotter, and Margaret Cotter must also be approved by our Board. Participants in the short-term incentive plan are advised of his or her annual potential target bonus expressed as a percentage of the participant’s base salary and by dollar amount.

For 2017, the performance goals for our NEOs included (i) a target for a Company-wide Performance Goal Operational Metric based upon Company-wide “Compensation Adjusted EBITDA” (a non-GAAP measure defined below); (ii) Company-wide Performance Goal Development Metrics, (iii) Division Performance Goal Operational Metrics3, and (iv) Division Performance Goal Development Metrics.  In addition, each of our NEOs was provided individually tailored goals based on the NEO’s respective areas of responsibility, which goals were approved by our Compensation Committee.

Management and the Compensation Committee use “Earnings before Interest, Taxes, Depreciation and Amortization, or “EBITDA,” a non-GAAP financial measure, for a number of purposes in assessing the performance of the Company. See Item 6 – Selected Financial Data for a discussion and reconciliation of EBITDA.  “Compensation Adjusted EBITDA” is one of the two principal Company-wide performance metrics used by the Compensation Committee and for assessing the performance of executives of the Company.  Compensation Adjusted EBITDA is not otherwise used by management and is calculated in a manner intended to adjust out of EBITDA those elements not generally within the control of our executives, considering the precision of the annual operating and capital expenditure budgets and the circumstances during the year.

In the first quarter of 2017, our Compensation Committee set the following Company-wide Adjusted EBITDA targets:

(i)	Threshold – $40,050,000
(ii)	Target – $44,500,000
(iii)	Maximum – $49,000,000

The Compensation Adjusted EBITDA approved by our Compensation Committee for determining our Company-wide Performance Goal Operational Metric was determined by our Compensation Committee to be $43,829,000.  It was determined as follows:

($ in thousands)
Net Income (Comparable GAAP financial measure)	30,999
EBITDA (Non- GAAP measure, see Item 6 – Selected Financial Data for reconciliation to net income)	57,472
Compensation Committee adjustments to EBITDA:
(i) Adjustment for certain extraordinary legal expenses	3,920
(ii) Elimination of gain on sale of land (Burwood)	(9,360)
(iii) Elimination of gain on insurance recoveries (Courtenay Central, NZ)	(9,217)
(iv) Adjustment for 2017 estimated impact of screen closures	1,144
(v) Elimination of unbudgeted impairment charges or gains	__
(vi) Elimination of 2017 deferred compensation	978
(vii) Elimination of exchange rate adjustments	(1,108)
(viii) Box office/attendance industry adjustments to account for industry	__
Compensation Adjusted EBITDA	43,829

For each of our NEO’s Company-wide, division-wide and individual objectives were approved, together with the respective weighting of each element.  Our Compensation Committee concluded that 92.46% of the Company-wide Performance Goal Operational Metric had been met and that 67.5% of the Company-wide Performance Goal Development Metric had been met.

_____________________________

3  Our Chief Executive Officer and Chief Financial Officer did not have “divisional” based goal metrics.

The following table shows which portion of each NEO’s potential bonus was dependent on which respective goal or objective:

NEO	Company-Wide Goals	Division Goals	Individual Objectives
Ellen Cotter	50%	n/a	50%
Devasis Ghose	50%	n/a	50%
Andrzej J. Matyczynski	20%	50%	30%
Margaret Cotter	40%	30%	30%
Robert F. Smerling	25%	45%	30%

Ellen M. Cotter is our President and Chief Executive Officer.  Her target bonus opportunity was 95% of Base Salary.  In addition to the Company-wide goals, our Compensation Committee concluded that 90% of her Annual Performance Goals had been met.  Her individual Annual Performance Goals included developing a stronger human resources function; achieving substantial progress on future value creation opportunities; achieving certain goals for the Cinemas 1,2,3 Project; achieving certain investor relations objectives, succession planning and construction management enhancements.  Further, our Compensation Committee considered other subjective factors including her roles on behalf of the Company with respect to the Cotter, Jr. Derivative Litigation, and the Courtenay Central, NZ Earthquake.  Based on our Compensation Committee’s review, Ms. Cotter was awarded a bonus of $374,474, which was also approved by our Board.

Devasis Ghose is our Executive Vice President, Chief Financial Officer, and Treasurer.  His target bonus opportunity was 50% of Base Salary.  In addition to the Company-wide goals, our Compensation Committee concluded that certain of his Annual Performance Goals had been met.  His individual Annual Performance Goals included extending the duration of or obtaining new long-term borrowings; executing the 2017 tax strategy and audit; the review of controllable costs across global operations; completion of certain information technology goals; work on the material insurance claim from the Courtenay Central Earthquake; and execute and improve the investor relations program.  Based on our Compensation Committee’s review, Mr. Ghose was awarded a bonus of $154,479.

Andrzej J. Matyczynski is our EVP - Global Operations.  His target bonus opportunity was 50% of Base Salary.  In addition to the Company-wide goals, our Compensation Committee concluded that certain of his Division Goals and certain of his Annual Performance Goals had been met.  His individual goals related to his areas of responsibility, including investor relations and certain corporate growth and cinema division goals.  Based on our Compensation Committee’s review, Mr. Matyczynski was awarded a bonus of $86,993.

Margaret Cotter is our EVP – Real Estate Management and Development-NYC.  Her target bonus opportunity was 30% of Base Salary.  In addition to the Company-wide goals and her division goals, she had certain individual goals related to her areas of responsibility, including certain New York City real estate and live theater matters.  Based on our Compensation Committee’s review, Ms. Cotter was awarded a bonus of $81,569.  Ms. Cotter’s bonus was also approved by our Board.

Robert Smerling is President of US Cinemas.  His target bonus opportunity was 30% of Base Salary.  In addition to the Company-wide goals, our Compensation Committee concluded that certain of his Division Goals and certain of his Annual Performance Goals had been met.  His divisional and individual goals related to achieving certain milestones in our US cinema circuit (i) capex program, (ii) operational strategies and (iii) lease negotiations with respect to certain cinema locations. Based on our Compensation Committee’s review, Mr. Smerling was awarded a bonus of $70,439.

Long-Term Incentives

Long-Term incentives utilize the equity-based plan under our 2010 Incentive Stock Plan, as amended (the “2010 Plan”).  For 2017, executive and management team participants received awards in the following forms: 50% time-based restricted stock units and 50% non-statutory stock options. The grants of restricted stock units and options will vest ratably over a four (4) year period with 1/4th vesting on each anniversary date of the grant date.

The following grants were made for 2017 to our NEOs on March 23, 2017:

2017
Name	Title	Dollar Amount of Restricted Stock Units	Dollar Amount of Non-Statutory Stock Options (1)
Ellen M. Cotter	President and Chief Executive Officer	$180,000	$180,000
Devasis Ghose (2)	EVP, Chief Financial Officer and Treasurer	0	0
Andrzej J. Matyczynski	EVP-Global Operations	45,000	45,000
Margaret Cotter	EVP-Real Estate Management and Development-NYC	60,000	60,000
Robert F. Smerling	President, US Cinemas	60,000	60,000

(1)	The number of shares of stock to be issued will be calculated using the Black Scholes pricing model as of the date of grant of the award.
(2)	Mr. Dev Ghose was awarded 100,000 non-statutory stock options vesting over a 4-year period commencing on Mr. Ghose’s first day of employment on May 11, 2015.

All long-term incentive awards are subject to other terms and conditions set forth in the 2010 Stock Incentive Plan and award grant.  In addition, individual grants include certain accelerated vesting provisions.  In the case of employees, the accelerated vesting will be triggered upon (i) the award recipient’s death or disability, (ii)  certain corporate transactions in which the awards are not replaced with substantially equivalent awards, or (iii) upon termination without cause or resignation for “good reason” within twenty-four months of a change of control, or a corporate transaction where equivalent awards have been substituted.  In the case of awards to non-executive directors, the accelerated vesting will be triggered upon a change of control or certain corporate transactions in which awards are not replaced with substantially equivalent awards.

Our Compensation Committee has generally discussed, but has not yet seriously evaluated, future consideration of adding a performance condition to the long-term incentive awards.

Other Elements of Compensation

Retirement Plans

We maintain a 401(k) retirement savings plan that allows eligible employees to defer a portion of their compensation, within limits prescribed by the Internal Revenue Code, on a pre-tax basis through contributions to the plan.  Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees generally.  Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage, and these matching contributions are fully vested as of the date on which the contribution is made.  We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.

Other Retirement Plans

During 2012, Mr. Matyczynski was granted an unfunded, nonqualified deferred compensation plan (“DCP”) that was partially vested and was to vest further so long as he remained in our continuous employ.  The DCP allowed Mr. Matyczynski to defer part of the cash portion of his compensation, subject to annual limits set forth in the DCP.  The funds held pursuant to the DCP are not segregated and do not accrue interest or other earnings.  If Mr. Matyczynski were to be terminated for cause, then the total vested amount would be reduced to zero.  The incremental amount vested each year was made subject to review and approval by our Board.  Please see the “Nonqualified Deferred Compensation” table for additional information.  In addition, Mr. Matyczynski is entitled to a lump-sum severance payment of $50,000, provided there has been no termination for cause and subject to certain offsets, upon his retirement.

Upon the termination of Mr. Matyczynski’s employment, he will also be entitled under the DCP agreement to payment of the vested benefits under his DCP in annual installments following the later of (a) 30 days following Mr. Matyczynski’s 65th birthday or (b) six months after his separation from service for reasons other than his death or termination for cause.  The DCP was to vest over 7 years and with full vesting to occur in 2019 at $1,000,000 in deferred compensation.  However, in connection with his changed employment to EVP - Global Operations, the Company and Mr. Matyczynski agreed that the Company would cease making contributions to the DCP on April 15, 2016 and that the final contributions by the Company to the DCP would be $150,000 for 2015, and $21,875 for 2016, satisfying the Company’s total contribution obligations under the DCP at an amount of $621,875.

The DCP is an unfunded contractual obligation of the Company.  DCP benefits are paid from the general assets of the Company.  However, the Company reserves the right to establish a grantor trust from which DCP benefits may be paid.

In March 2016, the Compensation Committee approved a one-time retirement benefit for Robert Smerling, President, US Cinemas, due to his significant long-term service to the Company.  The retirement benefit is a single year benefit in an amount equal to the average of the two highest total cash compensation (base salary plus cash bonus) years paid to Mr. Smerling in the then most recently completed five-year period.

We currently maintain no other retirement plan for our above identified NEOs.

Key Person Insurance

We maintain life insurance on certain individuals who we believe to be key to our management, including certain NEOs.  If such individual ceases to be our employee or independent contractor, as the case may be, she or he is permitted, by assuming responsibility for all future premium payments, to replace our Company as the beneficiary under such policy.  These policies allow each such individual to purchase up to an equal amount of insurance for such individual’s own benefit.  In the case of our employees, the premium for both the insurance as to which we are the beneficiary and the insurance as to which our employee is the beneficiary, is paid by us.  In the case of NEOs, the premium paid by us for the benefit of such individual is reflected in the Compensation Table in the column captioned “All Other Compensation.”

Employee Benefits and Perquisites

Our NEOs are eligible to participate in our health and welfare plans to the same extent as all full-time employees generally.  We do not generally provide our NEOs with perquisites or other personal benefits.  Historically, certain of our other NEOs also received an automobile allowance.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Subject to an exception for “performance-based compensation,” Section 162(m) of the Internal Revenue Code generally prohibits publicly held corporations from deducting for federal income tax purposes annual compensation paid to any senior executive officer to the extent that such annual compensation exceeds $1.0 million. Our Compensation Committee and our Board consider the limits on deductibility under Section 162(m) in establishing executive compensation, but retain the discretion to authorize the payment of compensation that exceeds the limit on deductibility under this Section.

Nonqualified Deferred Compensation

We believe we are operating, where applicable, in compliance with the tax rules applicable to nonqualified deferred compensation arrangements.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is currently composed of Mr. Kane, who serves as Chair, Dr. Codding and Mr. Wrotniak. None of the members of the Compensation Committee was an officer or employee of the Company at any time during the past 10 years.  None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has or had one or more executive officers serving as a member of our Board or our Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” required by Item 401(b) of Regulation S-K and, based on such review and discussions, has recommended to our Board that the foregoing “Compensation Discussion and Analysis” be included in this Proxy Statement.

Respectfully submitted, Edward L. Kane, Chair Judy Codding Michael Wrotniak

Executive Compensation

This section discusses the material components of the compensation program for our executive officers named in the Summary Compensation Table below.

Summary Compensation Table

The following table shows the compensation paid or accrued during the last three fiscal years ended December 31, 2017 to (i) Ellen M. Cotter, who served as our interim principal executive officer from June 12, 2015 through January 8, 2016 and who since that date has served as our principal executive officer, (ii) Mr. Devasis Ghose, who served as our Chief Financial Officer starting May 11, 2015, and (iii) the other three most highly compensated persons who served as executive officers in 2017.

	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Other Compensation ($)		Total ($)
Ellen M. Cotter (3) President and Chief Executive Officer	2017	463,800	--	180,000	180,000	374,474	12,060	(4)	1,210,334
	2016	450,000	--	150,000	150,000	363,375	25,550	(4)	1,138,925
	2015	402,000	250,000	--	--		25,465	(4)	677,465
Devasis Ghose (5) EVP, Chief Financial Officer andTreasurer	2017	412,000	--	--	--	154,479	16,005	(4)	582,484
	2016	400,000	--	--	--	170,000	27,140	(4)	597,140
	2015	257,692	75,000	--	382,334		15,730	(4)	407,005
Robert F. Smerling President – Domestic Cinema Operations	2017	393,000	--	60,000	60,000	70,439	5,993	(4)	589,432
	2016	375,000	--	50,000	50,000	72,068	23,434	(4)	570,502
	2015	350,000	75,000	--	--		22,899	(4)	447,899
Andrzej J. Matyczynski (6) EVP-Global Operations	2017	348,000	--	45,000	45,000	86,993	16,750	(4)	541,743
	2016	336,000	--	37,500	37,500	50,000	49,680	(4) (7)	510,680
	2015	324,000	--	--			177,140	(4) (7)	504,140
Margaret Cotter (8) EVP-Real Estate Management & Development	2017	365,000	--	60,000	60,000	81,569	11,950	(4)	578,519
	2016	285,343	--	50,000	50,000	95,000	11,665	(4)	492,008
	2015	10,990	--	--	--	--	--		10,990

(1)

Stock awards granted as a component of the 2017, 2016 and 2015 annual incentive awards are reported in this column as 2017, 2016 and 2015 compensation, respectively, to reflect the applicable service period for such awards.  Amounts represent the aggregate grant date fair value of awards computed in accordance with ASC Topic 718.  The assumptions used in the valuation of these awards are discussed in Note 3 to our consolidated financial statements.  Stock options awards to Mr. Ghose were issued as a part of his employment contract, and were not subject to Compensation Committee review.  For a discussion of the material terms of each outstanding stock award, see “Compensation Discussion and Analysis – Long-Term Incentives” and the table below entitled “Outstanding Equity Awards at Year Ended December 31, 2017.”

(2)

For the year ended December 31, 2017, the Compensation Committee approved the payment of a short-term incentives cash bonus.  For a discussion regarding the 2017 short term incentive, see “Compensation Discussion and Analysis – 2017 Short Term Incentives.”

(3)	Ms. Ellen M. Cotter was appointed our interim President and Chief Executive Officer on June 12, 2015.
(4)

Includes our matching employer contributions under our 401(k) plan, the imputed tax of key person insurance, and any automobile allowances.  Aside from the car allowances only the employer contributions for the 401(k) plan exceeded $10,000, see table below:

Name	2017	2016	2015
Ellen M. Cotter	$10,800	$10,600	$10,600
Devasis Ghose	10,800	10,600	4,000
Andrzej J. Matyczynski	10,800	10,600	10,600
Margaret Cotter	10,800	10,600	0
Robert F. Smerling	0	0	0

(5)	Mr. Ghose became Chief Financial Officer and Treasurer on May 11, 2015; as such, he was paid a prorated amount of his $400,000 salary for 2015.
(6)

Mr. Matyczynski resigned as our Chief Financial Officer and Treasurer on May 11, 2015, and acted as our Strategic Corporate Advisor until March 10, 2016, then took on the role of EVP-Global Operations.

(7)

The amount includes $21,875 for 2016 and $120,000 for 2015 representing Company contributions to the increases of the vested benefits of the DCP for Mr. Matyczynski, which amounts were previously reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column.  Payment of the vested benefit under his DCP will be made in accordance with the terms of the DCP.

(8)

Margaret Cotter was retained by the Company as a full-time employee commencing March 10, 2016.  As such, she was paid a prorated amount of her $350,000 base salary for 2016. Prior to that time, she provided services as an employee of OBI.  A discussion of that arrangement and the amounts paid to OBI are set forth under the caption Certain Relationships and Related Party Transactions, below.

In addition to the compensation set forth herein for our NEO’s, we are providing the following compensation information for our General Counsel, S. Craig Tompkins.  Mr. Tompkins was employed by the Company on June 1, 2017, as our Company’s non-executive General Counsel.  From June 1, 2017 through December 31, 2017, the salary received by Mr. Tompkins as was $248,000.  This amount does not include cash compensation paid to Mr. Tompkins prior to June 1, 2017 in consideration of legal services for our Company performed as an independent contractor.    On August 28, 2017, in consideration of his employment as General Counsel, Mr. Tompkins was granted 5-year options to acquire 37,262 shares of Class A Common Stock at exercise prices of $15.97 and $15.67 and RSUs for 11,151 shares of Class A Common Stock. Mr. Tompkins was also granted a separation benefit in an amount equal to the difference between (a) the average of the two highest total cash compensation (base salary plus cash bonus) years paid to Mr. Tomkins in the then most recently completed five year period and (b) all amounts paid to Mr. Tompkins under a pension plan (the “Craig Corporation Plan”) established for his benefit when he was an employee of Craig Corporation (a corporate predecessor of our Company and now a wholly owned subsidiary of our Company).  The amount paid to Mr. Tompkins in 2017 under the Craig Corporation Plan was $197,060.  In 2017, Mr. Tompkins also received benefits (including medical, disability, 401(k) and key man life insurance) commensurate with other senior executives of the Company.

Grants of Plan-Based Awards

The following table contains information concerning (i) potential payments under the Company’s compensatory arrangements when performance criteria under such arrangements were established by the Compensation Committee in the first quarter of 2017 (actual payouts are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation table) and (ii) stock awards and options granted to our NEOs for the year ended December 31, 2017:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Award ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ellen M. Cotter	Short-term Incentive(1) Stock Options RSU	3/23/2017 3/23/2017	220,305	440,610	660,915	--	--	--	11,271	52,023	15.97	360,000
Devasis Ghose	Short-term Incentive(1) Stock Options RSU		103,000	206,000	309,000	--	--	--	--	--	--	--
Andrzej J. Matyczynski	Short-term Incentive(1) Stock Options RSU	3/23/2017 3/23/2017	87,250	174,000	261,000	--	--	--	2,818	13,006	15.97	90,000
Margaret Cotter	Short-term Incentive(1) Stock Options RSU	3/23/2017 3/23/2017	54,750	109,500	164,250	--	--	--	3,757	17,341	15.97	120,000
Robert F. Smerling	Short-term Incentive(1) Stock Options RSU	3/23/2017 3/23/2017	60,030	120,060	180,090	--	--	--	3,757	17,341	15.97	120,000

(1)

Represents the short-term (or annual) incentive for fiscal year 2017.  The award amount is based upon the achievement of certain company financial goals measured by our EBITDA and development metrics, division goals and individual goals, as approved by the Compensation Committee.  For a discussion regarding the 2017 short term incentive, see “Compensation Discussion and Analysis – 2017 Short Term Incentives.”

(2)

Represents stock options granted under our Stock Incentive Plan.  The stock options granted to the NEOs in 2017 have a 5-year term and vests to 25% of the shares of our common stock underlying the option grant per year on the first day of each successive 12-month period commencing one year from the date of the grant.  Options are granted with an exercise price equal to the closing price per share on the date of grant.

(3)	Represents the aggregate ASC 718 value of awards made in 2017.

Nonqualified Deferred Compensation

Name	Executive contributions in 2017 ($)	Registrant contributions in 2017 ($)	Aggregate earnings in 2017 ($)	Aggregate withdrawals/ distributions ($)	Number of Years of Credited Service	Aggregate balance at December 31, 2017 ($) (2)
Andrzej J. Matyczynski(1)	0	0	0	0	7	621,875
(1)	Mr. Matyczynski is the only executive who has a Nonqualified Deferred Compensation.
(2)	This amount reflects the aggregate amount of contributions to the DCP made by the Company in prior years, which amounts were reported in the Summary Compensation Table in those prior year.

2010 Equity Incentive Plan

On May 13, 2010, our stockholders approved the 2010 Stock Incentive Plan at the annual meeting of stockholders in accordance with the recommendation of our Board.  The Plan provides for awards of stock options, restricted stock, bonus stock, and stock appreciation rights to eligible employees, Directors, and consultants.  On March 10, 2016, our Board approved a First Amendment to the Plan to permit the award of restricted stock units. On March 2, 2017 and on April 26, 2017, our Board approved a further amendment to the Plan (the Second Amendment to the Plan) (i) to allow net exercises of stock options to be made at the Participant’s election; (ii) to incorporate the substance of the resolutions of the Compensation Committee on May 16, 2013 authorizing certain cashless transactions and automatic exercise of expiring in the money options; (iii) to broaden the permissible tax withholding by surrender of shares and (iv) to change the definition of Fair Market Value for purposes of the calculation of share value for purposes of net exercises and cashless exercises from the closing price to the average of the price of the highest sale price and the lowest sale price on the applicable measured day. On November 7, 2017, our stockholders approved an amendment to increase the number of shares issuable under the Plan by 947,460 shares.  The Plan, as amended, permits issuance of a maximum of 2,197,460 shares of which, 932,300 has been used to date.  The Plan expires automatically on March 11, 2020.

Equity awards under our Plan are intended by us as a means to attract and retain qualified management, directors and consultants, to bind the interests of eligible recipients more closely to our own interests by offering them opportunities to acquire our common stock and/or cash and to afford eligible recipients stock-based compensation opportunities that are competitive with those afforded by similar businesses. Equity awards may include stock options, restricted stock, restricted stock units, bonus stock, or stock appreciation rights.

If awarded, it is generally our policy to value stock options and restricted stock at the closing price of our common stock as reported on the Nasdaq Stock Market on the date the award is approved or on the date of hire, if the stock is granted as a recruitment incentive.  When stock is granted as bonus compensation for a particular transaction, the award may be based on the market price on a date calculated from the closing date of the relevant transaction.  Awards may also be subject to vesting and limitations on voting or other rights.

Policy on Stock Ownership

At its meeting held March 23, 2017, our Board determined that, as a matter of policy, directors should hold shares of the Company’s common stock having a fair market value equal to not less than three times (3X) their annual cash retainer, that the chief executive officer should hold shares of the Company’s common stock having a fair market value equal to not less than six times (6X) her base salary, and that all other executive officers (as defined in the Compensation Committee Charter) should hold shares of the Company’s common stock having a fair market value equal to not less than one times (1X) their respective base salaries.  In each case, fair market value would be determined by reference to the trading price of such securities on the Nasdaq, as measured at the end of each calendar year.  The Board further determined that for purposes of determining requisite stock ownership, there should be included all shares owned of record or beneficially, all vested and unvested stock options and all vested and unvested restricted stock units held by such individual and that the individuals covered by the policy should have a period of five years in which to achieve such levels of ownership.

Outstanding Equity Awards

The following table sets forth outstanding equity awards held by our named executive officers as of December 31, 2017 under the Plan:

	Option Awards						Restricted Stock Awards
Name	Class	Number of Shares Underlying Unexercised Options Exercisable	Number of Shares Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: No. Of Common Shares Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units that Have Not Vested (1)	Equity Incentive Plan Awards: No. of Unearned Common Shares That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested
Ellen M. Cotter
	A	29,882	29,881(2)	--	11.95	3/09/2021	--	--	--	--
	A	--	--	--	--	--	6,276 (3)	$104,809	--	--
	A	13,006	39,017 (4)	--	15.97	3/22/2022	--	--	--	--
	A	--	--	--	--	--	8,453 (5)	$141,165	--	--
Dev Ghose	A	42,500	50,000(6)		13.42	05/10/2020	--	--	--	--
Andrzej J. Matyczynski	A	25,000	--	--	6.02	08/22/2022	--	--	--	--
	A	7,471	7,470 (7)	--	11.95	3/09/2021	--	--	--	--
	A	--	--	--	--	--	1,568 (8)	$26,186	--	--
	A	3,252	9,754 (9)	--	15.97	3/22/2022	--	--	--	--
	A	--	--	--	--	--	2,113 (10)	$35,287	--	--
Margaret Cotter
	A	2,000	--	--	12.34	01/14/2020	--	--	--	--
	A	9,961	9,960 (15)	--	11.95	3/09/2021	--	--	--	--
	A	--	--	--	--	--	2,092 (16)	$34,936	--	--
	A	4,336	13,005 (17)	--	15.97	3/22/2022	--	--	--	--
	A	--	--	--	--	--	2,817 (18)	$47,044	--	--
Robert F. Smerling	A	9,961	9,960 (11)	--	11.95	3/09/2021	--	--	--	--
	A	--	--	--	--	--	2,092 (12)	$34,936	--	--
	A	4,336	13,005 (13)	--	15.97	3/22/2022	--	--	--	--
	A	--	--	--	--	--	2,817 (14)	$47,044

(1)	Reflects the amount calculated by multiplying the number of unvested restricted shares by the closing price of our Common Stock as of December 31, 2017 or $16.70.
(2)	14,941 options will vest on March 10, 2019, and 14,940 options will vest on March 10, 2020.
(3)	3,138 units will vest on each of March 10, 2019 and March 10, 2020.
(4)	13,006 options will vest on each of March 23, 2019 and March 23, 2020, and 13,005 options will vest on March 23, 2021.
(5)	2,818 units will vest on each of March 23, 2019 and March 23, 2020, and 2,817 units will vest on March 23, 2021.
(6)	25,000 options will vest on each of May 10, 2018 and May 10, 2019.
(7)	3,735 options will vest on March 10, 2019 and March 10, 2020.
(8)	784 units will vest on each of March 10, 2019 and March 10, 2020.
(9)	3,252 options will vest on March 23, 2019, and 3,251 options will vest on each of March 23, 2020 and March 23, 2021.
(10)	705 units will vest on March 23, 2019, and 704 units will vest on each of March 23, 2020 and March 23, 2021.
(11)	4,980 options will vest on each of March 10, 2019 and March 10, 2020.
(12)	1,046 units will vest on each of March 10, 2019 and March 10, 2020.
(13)	4,335 options will vest on each of March 23, 2019, March 23, 2020 and March 23, 2021.
(14)	939 units will vest on each of March 23, 2019, March 23, 2020 and March 23, 2021.
(15)	4,980 options will vest on each of March 10, 2019 and March 10, 2020.
(16)	1,046 units will vest on each of March 10, 2019 and March 10, 2020.
(17)	4,335 options will vest on each of March 23, 2019, March 23, 2020 and March 23, 2021.
(18)	939 units will vest on each of March 23, 2019, March 23, 2020 and March 23, 2021.

Option Exercises and Stock Vested

The following table contains information for our named executive officers concerning the option awards that were exercised and stock awards that vested during the year ended December 31, 2017:

		Option Awards		Stock Awards
Name	Class	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Ellen M. Cotter	A	--	--	3,138	53,001
Devasis Ghose		--	--	--	--
Andrzej J. Matyczynski	A	--	--	785	13,259
Margaret Cotter	A	10,000	83,500	1,046	17,667
Robert F. Smerling	A	43,750	240,188	1,046	17,667

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2017, a summary of certain information related to our equity incentive plans under which our equity securities are authorized for issuance:

Equity compensation plans approved by security holders (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Stock Options	524,589	(2)	$12.50
Restricted Stock Units	138,691	(2)	N/A
Total	663,280		12.50	317,700

(1)	These plans are the Company’s 1999 Stock Option Plan and 2010 Stock Incentive Plan.
(2)	Represents outstanding stock awards only.

Potential Payments upon Termination of Employment or Change in Control

The following paragraphs provide information regarding potential payments to each of our NEOs in connection with certain termination events, including a termination related to a change of control of the Company, as of December 31, 2017:

Mr. Dev Ghose – Expiration of Employment Agreement.  Mr. Ghose's employment agreement expired on May 10, 2018 and was not renewed.  He continues as our Chief Financial Officer on an “at will” basis, similar to all of our other senior executive officers.  In connection with the non-renewal of his prior employment agreement, Mr. Ghose was paid (as contemplated by that agreement) a termination benefit in the amount of $412,000.  Mr. Ghose will be carrying forward his accrued vacation time and, in the event that he is terminated prior to May 10, 2019, certain medical and insurance benefits through that date.

Mr. Andrzej J. Matyczynski – Deferred Compensation Benefits.  During 2012, Mr. Matyczynski was granted an unfunded, nonqualified DCP that was partially vested and was to vest further so long as he remained in our continuous employ.  If Mr. Matyczynski were to be terminated for cause, then the total vested amount would be reduced to zero.  The incremental amount vested each year was made subject to review and approval by our Board.  Please see the “Nonqualified Deferred Compensation” table for additional information.

Upon the termination of Mr. Matyczynski’s employment, he will be entitled under the DCP agreement to payment of the vested benefits under his DCP in annual installments following the later of (a) 30 days following Mr. Matyczynski’s 65th birthday or (b) six months after his separation from service for reasons other than his death or termination for cause.  The DCP was to vest over 7 years and with full vesting to occur in 2019 at $1,000,000 in deferred compensation.  However, in connection with his employment as EVP Global Operations, the Company and Mr. Matyczynski agreed that the Company would cease making contributions to the DCP on April 15, 2016 and that the final contributions by the Company to the DCP would be $150,000 for 2015 and $21,875 for 2016, satisfying the Company’s obligations under the DCP.  Mr. Matyczynski’s agreement contains nonsolicitation provisions that extend for one year after his retirement.

Under Mr. Matyczynski’s agreement, on his retirement date and provided there has not been a termination for cause, Mr. Matyczynski will be entitled to a lump sum severance payment in an amount equal to $50,000, less certain offsets.

Robert F. Smerling – Retirement Benefit.  In March 2016, the Compensation Committee approved a one-time retirement benefit for Robert Smerling, President, Cinema Operations, due to his significant long-term service to the Company.  The retirement benefit is  a single year payment based on the average of the two highest total cash compensation (base salary plus cash bonus) years paid to Mr. Smerling in the then most recently completed five-year period.

Option and RSU Grants.  All long-term incentive awards are subject to other terms and conditions set forth in the 2010 Plan and award grant.  In addition, individual grants include certain accelerated vesting provisions.  In the case of employees, the accelerated vesting will be triggered upon (i) the award recipient’s death or disability, (ii)  certain corporate transactions in which the awards are not replaced with substantially equivalent awards, or (iii) upon termination without cause or for “good reason” within twenty-four months of a change of control, or a corporate transaction where equivalent awards have been substituted.  RSUs issued to our Directors provide for acceleration immediately upon a change of control.

Except as described above, no other NEOs currently have employment agreements or other arrangements providing benefits upon termination or a change of control.  The table below shows the maximum benefits that would be payable to each person listed above in the event of such person’s termination without cause or termination in connection with a change in control, if such events occurred on December 31, 2017, assuming the transaction took place on December 31, 2017 at price equal to the closing price of the Class A stock, which was of $16.70.

	Payable on upon Termination without Cause ($)				Payable on upon Termination in Connection with a Change in Control ($)			Payable upon Retirement ($)
	Severance Payments	Value of Vested Stock Awards	Value of Vested Option Awards(1)	Value of Health Benefits	Severance Payments	Value of Vested Stock Awards	Value of Vested Stock Options (1)	Benefits Payable under Retirement Plans or the DCP
Ellen M. Cotter	--	--	151,434	--	--	245,974	321,851	--
Devasis Ghose	412,000	--	221,400	10,616	824,000	--	303,400	--
Andrzej J. Matyczynski	--	--	304,861	--	--	61,473	347,464	621,875 (2)
Margaret Cotter	--	--	112,150	--	--	81,980	168,954	--
Robert F. Smerling	--	--	50,480	--	--	81,980	107,284	579,967 (3)

(1)

Reflects the amount calculated by multiplying the number of unvested restricted shares by the closing price of our Common Stock as of December 28, 2017 or $16.70. Accelerated vesting is triggered upon (i) the award recipient’s death or disability, (ii) certain corporate transactions in which the awards are not replaced with substantially equivalent awards, or (iii) upon termination without cause or resignation for “good reason” within twenty-four months of a change of control, or a corporate transaction where equivalent awards have been substituted.

(2)

Represents vested benefit under his DCP and the payment will be made in accordance with the terms of the DCP. For a discussion regarding the Mr. Matyczynski’s DCP, see “Compensation Discussion and Analysis – Other Elements of Compensation – Other Retirement Plans.”

(3)

Mr. Smerling’s one-time retirement benefit is a single year payment based on the average of the two highest total cash compensation (bash salary plus cash bonus) years paid to Mr. Smerling in the most recently completed five-year period.  The figure quoted in the table represents the average of total compensation paid for years 2017 and 2016.

Employment Agreements

As of December 31, 2017, our NEOs had the following employment agreements in place.

Dev Ghose.  On April 20, 2015, we entered into an employment agreement with Mr. Dev Ghose, pursuant to which he agreed to serve as our Chief Financial Officer for a one-year term, renewable annually, commencing on May 11, 2015.  The employment agreement provided that Mr. Ghose was to receive an annual base salary of $412,000, with an annual target bonus of $206,000, and employee benefits in line with those received by our other senior executives.  Mr. Ghose was also granted stock options to purchase 100,000 shares of Class A Stock at an exercise price equal to the closing price of our Class A Stock on the date of grant and which will vest in equal annual increments over a four-year period, subject to his remaining in our continuous employ through each annual vesting date.

Under his employment agreement, we retained the right to terminate Mr. Ghose’s employment with or without cause (as defined) at any time and/or to not renew his employment agreement.  If we terminated his employment without cause or failed to renew his employment agreement upon expiration without cause, Mr. Ghose was entitled to receive severance in an amount equal to the salary and benefits he was receiving for a period of 12 months following such termination or non-renewal. If the termination was in connection with a “change of control” (as defined), Mr. Ghose would have been entitled to severance in an amount equal to the compensation he would have received for a period two years from such termination.

In 2018, we elected not to renew Mr. Ghose’s employment agreement.  He continues as our Chief Financial Officer on an “at will” basis, similar to all of our other senior executive officers.  In connection with the non-renewal of his prior employment agreement, Mr. Ghose was paid (as contemplated by that agreement) a termination benefit in the amount of $412,000.  Mr. Ghose will be carrying forward his accrued vacation time and, in the event that he is terminated prior to May 10, 2019, certain medical and insurance benefits through that date.

Andrzej J. Matyczynski.  Mr. Matyczynski, our former Chief Financial Officer, Treasurer and Corporate Secretary, has a written agreement with our Company that provides for a lump-sum severance payment of $50,000, provided there has been no termination for cause and subject to certain offsets, and to the payment of his vested benefit under his deferred compensation plan discussed below in the section entitled “Other Elements of Compensation.”  Mr. Matyczynski resigned as our Corporate Secretary on October 20, 2014 and as our Chief Financial Officer and Treasurer effective May 11, 2015, but continued as an employee in order to assist in the transition of our new Chief Financial Officer.  He was appointed EVP-Global Operations in March 2016.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The members of our Audit Committee are Douglas McEachern, who serves as Chair, Edward Kane and Michael Wrotniak.  Management presents all potential related party transactions to the Audit Committee for review.  Our Audit Committee reviews whether a given related party transaction is beneficial to our Company, and approves or bars the transaction after a thorough analysis.  Only Committee members disinterested in the transaction in question participate in the determination of whether the transaction may proceed.  See the discussion entitled “Review, Approval or Ratification of Transactions with Related Persons” for additional information regarding the review process.

Sutton Hill Capital

In 2001, we entered into a transaction with Sutton Hill Capital, LLC (“SHC”) regarding the master leasing, with an option to purchase, of certain cinemas located in Manhattan including our Village East and Cinemas 1, 2, 3 theaters.  In connection with that transaction, we also agreed (i) to lend certain amounts to SHC, to provide liquidity in its investment, pending our determination whether or not to exercise our option to purchase and (ii) to manage the 86th Street Cinema on a fee basis.  SHC is a limited liability company owned in equal shares by the Cotter Estate or the Cotter Trust and a third party.

As previously reported, over the years, two of the cinemas subject to the master leasing agreement have been redeveloped and one (the Cinemas 1, 2, 3 discussed below) has been acquired.  The Village East is the only cinema that remains subject to this master lease.  We paid an annual rent of $590,000 for this cinema to SHC in each of 2017, 2016 and 2015.  During this same period, we received management fees from the 86th Street Cinema of $141,000, $150,000 and $151,000, respectively.

In 2005, we acquired (i) from a third party the fee interest underlying the Cinemas 1, 2, 3 and (ii) from SHC its interest in the ground lease estate underlying and the improvements constituting the Cinemas 1, 2, 3.  The ground lease estate and the improvements acquired from SHC were originally a part of the master lease transaction, discussed above.  In connection with that transaction, we granted to SHC an option to acquire at cost a 25% interest in the special purpose entity, Sutton Hill Properties, LLC (“SHP”), formed to acquire these fee, leasehold and improvements interests.  On June 28, 2007, SHC exercised this option, paying $3.0 million and assuming a proportionate share of SHP’s liabilities.  At the time of the option exercise and the closing of the acquisition of the 25% interest, SHP had debt of $26.9 million, including a $2.9 million, non-interest bearing intercompany loan from the Company.  As of December 31, 2015, SHP had debt of $19.4 million (again, including the intercompany loan).  Since the acquisition by SHC of its 25% interest, SHP has covered its operating costs and debt service through cash flow from the Cinemas 1, 2, 3, (ii) borrowings from third parties, and (iii) pro-rata contributions from the members.

On June 29, 2010, we agreed to extend our existing lease from SHC of the Village East Cinema by 10 years, with a new termination date of June 30, 2020.  This amendment was reviewed and approved by our Audit Committee.  The Village East lease includes a sub-lease of the ground underlying the cinema that is subject to a longer-term ground lease between SHC and an unrelated third party that expires in June 2031 (the “cinema ground lease”).  The extended lease provides for a call option pursuant to which Reading may purchase the cinema ground lease for $5.9 million at the end of the lease term.  Additionally, the lease has a put option pursuant to which SHC may require Reading to purchase all or a portion of SHC’s interest in the existing cinema lease and the cinema ground lease at any time between July 1, 2013 and December 4, 2019.  SHC’s put option may be exercised on one or more occasions in increments of not less than $100,000 each.  We recorded the Village East Cinema building as a property asset of $4.7 million on our balance sheet based on the cost carry-over basis from an entity under common control with a corresponding capital lease liability of $5.9 million presented under other liabilities (see our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed on March 16, 2018, under Part II - Item 8. (Financial Statements and Supplementary Date), and Note 11 – Pension and Other Liabilities, a copy of which accompanies this Proxy Statement.

In February 2015, we entered into an amendment of our management agreement with SHP with respect to the Cinemas 1, 2, 3, increasing our historic management fee (5% of gross income) to include a return on $750,000 (the “Renovation Funding Amount”) used principally to purchase and install certain furniture, fixtures and equipment at the Cinemas 1 ,2, 3.   Under the amendment our management fee was increased to include an amount equivalent to 100% of any incremental positive cash flow over the average annual positive cash flow over the three-year period ended December 31, 2014 (not to exceed a cumulative aggregate amount equal to the Renovation Funding Amount) plus a 15% annual cash-on-cash return on the balance outstanding form time to time of the Renovation Funding Amount.  We retain ownership of the furniture, fixtures and equipment and have the right but not the obligation to remove such furniture, fixtures and equipment (at our own cost and expense) upon the termination of the management agreement.  Our management fees for 2017, 2016 and 2015 were $158,000, $177,000 and $153,000.

On August 31, 2016, SHP secured a new three-year mortgage loan ($20.0 million) with Valley National Bank, the proceeds of which were used to repay the mortgage on the property with the Bank of Santander ($15.0 million), to repay our Company for its $2.9 million loan to SHP), and for working capital purposes.

OBI Management Agreement

Pursuant to a Theater Management Agreement (the “Management Agreement”), our live theater operations were, until this year, managed by Off-Broadway Investments, LLC (“OBI Management”), which is wholly owned by Ms. Margaret Cotter who is the daughter of the late Mr. James J. Cotter, Sr., the sister of Ellen Cotter and James Cotter, Jr., and a member of our Board of Directors. That Management Agreement was terminated effective March 10, 2016 in connection with the retention by our Company of Margaret Cotter as a full-time employee.

The Theater Management Agreement generally provided for the payment of a combination of fixed and incentive fees for the management of our four live theaters.  Historically, these fees have equated to approximately 21% of the net cash flow generated by these properties. The fees to be paid to OBI for 2016 and 2015 were $79,000 and $589,000, respectively.  We also reimbursed OBI for certain travel expenses, shared the cost of an administrative assistant and provided office space at our New York offices.  The increase in the payment to OBI for 2015 was attributable to work done by Margaret Cotter, working through OBI, with respect to the development of our Union Square and Cinemas 1, 2, 3 properties.

OBI Management historically conducted its operations from our office facilities on a rent-free basis, and we shared the cost of one administrative employee of OBI Management. We reimbursed travel related expenses for OBI Management personnel with respect to travel between New York City and Chicago in connection with the management of the Royal George complex. Other than these expenses, OBI Management was responsible for all of its costs and expenses related to the performance of its management functions.  The Management Agreement renewed automatically each year unless either party gives at least six months’ prior notice of its determination to allow the Management Agreement to expire.  In addition, we could terminate the Management Agreement at any time for cause.

Effective March 10, 2016, Margaret Cotter became a full-time employee of the Company and the Management Agreement was terminated.  As Executive Vice-President Real Estate Management and Development - NYC, Ms. Cotter continues to be responsible for the management of our live theater assets, continues her role heading up the pre-redevelopment of our New York properties and is our senior executive responsible for the redevelopment of our New York properties.  Pursuant to the termination agreement, Ms. Cotter gave up any right she might otherwise have, through OBI, to income from STOMP.

Ms. Cotter's compensation as Executive Vice-President was recommended by the Compensation Committee as part of an extensive review of our Company’s overall executive compensation and approved by the Board.  For 2016, Ms. Cotter's base salary was $350,000 ($285,343 being paid in 2016, reflecting her March 10, 2016 start date), and bonus was $95,000, she was granted a long-term incentive of a stock option for 19,921 shares of Class A common stock and 4,184 restricted stock units under the Company's 2010 Stock Incentive Plan, as amended, which long term incentives vest over a four-year period.

Live Theater Play Investment

From time to time, our officers and Directors may invest in plays that lease our live theaters.  The play STOMP has been playing in our Orpheum Theatre since prior to the time we acquired the theater in 2001.  The Cotter Estate or the Cotter Trust and Mr. Michael Forman own an approximately 5% interest in that play, an interest that they have held since prior to our acquisition of the theater.  Refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed on March 16, 2018, Item 3 – Legal Proceedings, a copy of which accompanies this Proxy Statement, for more information about the show STOMP.

Shadow View Land and Farming, LLC

During 2012, Mr. Cotter, Sr., our former Chair, Chief Executive Officer and controlling stockholder, contributed $2.5 million of cash and $255,000 of his 2011 bonus as his 50% share of the purchase price of an approximately 202-acre parcel of undeveloped land in Coachella, California and to cover his 50% share of certain costs associated with that acquisition.  This land is held in Shadow View Land and Farming, LLC (“Shadow View”), which is owned 50% by our Company, and which is accounted for as a consolidated subsidiary of our Company.  The other 50% interest in Shadow View is owned by the Cotter Estate.  We are the managing member of Shadow View, with oversight provided by our Audit and Conflicts Committee.   These services are provided without compensation.

As managing member, we have from time to time made capital contributions to Shadow View and have funded on an interim basis certain operating and other costs.  Our capital contributions have been matched by the Cotter Estate, and the Cotter Estate has, upon billing, paid its 50% share of all such interim costs.

We are advised that Director Guy Adams historically performed certain consulting services for Mr. Cotter, Sr., with respect to Mr. Cotter’s investment in Shadow View, for which he received a 5% carried interest in any profits realized by the Cotter Estate calculated after recovery of the Cotter Estate’s investment in Shadow View plus a 100% return thereon.   To date, no profits have been realized by Shadow View and, we are advised, no consulting fees have been paid by the Cotter Estate with respect to Mr. Adam’s historic consulting services.

Review, Approval or Ratification of Transactions with Related Persons

The Audit Committee has adopted a written charter, which includes responsibility for approval of “Related Party Transactions.”  Under its charter, the Audit Committee performs the functions of the “Conflicts Committee” of the Board and is delegated responsibility and authority by the Board to review, consider and negotiate, and to approve or disapprove on behalf of the Company the terms and conditions of any and all Related Party Transactions (defined below) with the same effect as though such actions had been taken by the full Board.  Any such matter requires no further action by the Board in order to be binding upon the Company, except in the case of matters that, under applicable Nevada law, cannot be delegated to a committee of the Board and must be determined by the full Board.  In those cases where the authority of the Board cannot be delegated, the Audit Committee nevertheless provides its recommendation to the full Board.

As used in the Audit Committee’s Charter, the term “Related Party Transaction” means any transaction or arrangement between the Company on one hand, and on the other hand (i) any one or more directors, executive officers or stockholders holding more than 5% of the voting power of the Company (or any spouse, parent, sibling or heir of any such individual), or (ii) any one or more entities under common control with any one of such persons, or (iii) any entity in which one or more such persons holds more than a 10% interest.  Related Party Transactions do not include matters related to employment or employee compensation related issues.

The charter provides that the Audit Committee reviews transactions subject to the policy and determines whether or not to approve or ratify those transactions.  In doing so, the Audit Committee takes into account, among other factors it deems appropriate:

•	the approximate dollar value of the amount involved in the transaction and whether the transaction is material to us;
•	whether the terms are fair to us, have resulted from arm’s length negotiations and are on terms at least as favorable as would apply if the transaction did not involve a related person;
•	the purpose of, and the potential benefits to us of, the transaction;
•	whether the transaction was undertaken in our ordinary course of business;
•

the related person’s interest in the transaction, including the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	required public disclosure, if any; and
•

any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Summary of Principal Accounting Fees for Professional Services Rendered

Our independent public accountants, Grant Thornton LLP, have audited our financial statements for the fiscal year ended December 31, 2017, and are expected to have a representative present at the Annual Meeting, who will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Audit Fees

The aggregate fees for professional services for the audit of our financial statements, audit of internal controls related to the Sarbanes-Oxley Act, and the reviews of the financial statements included in our Form 10-K and Form 10-Q provided by Grant Thornton LLP for 2017 and 2016 was approximately $840,308 and $776,500, respectively.

Audit-Related Fees

Grant Thornton LLP did not provide us any audit related services for 2017 and 2016.

Tax Fees

Grant Thornton LLP did not provide us any products or any services for tax compliance, tax advice, or tax planning for 2017 or 2016, other than certain tax research, for which they were paid fees totaling $12,000.

All Other Fees

Grant Thornton LLP did not provide us any services for 2017 or 2016, other than as set forth above.

Pre-Approval Policies and Procedures

Our Audit Committee must pre-approve, to the extent required by applicable law, all audit services and permissible non-audit services provided by our independent registered public accounting firm, except for any de minimis non-audit services.  Non-audit services are considered de minimis if (i) the aggregate amount of all such non-audit services constitutes less than 5% of the total amount of revenues we paid to our independent registered public accounting firm during the fiscal year in which they are provided; (ii) we did not recognize such services at the time of the engagement to be non-audit services; and (iii) such services are promptly submitted to our Audit Committee for approval prior to the completion of the audit by our Audit Committee or any of its members who has authority to give such approval.  Our Audit Committee pre-approved all services provided to us by Grant Thornton LLP for 2017 and 2016.

STOCKHOLDER COMMUNICATIONS

Annual Report

A copy of our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2017 is being provided with this Proxy Statement.

Stockholder Communications with Directors

It is the policy of our Board that any communications sent to the attention of any one or more of our Directors in care of our executive offices will be promptly forwarded to such Directors.  Such communications will not be opened or reviewed by any of our officers or employees, or by any other Director, unless they are requested to do so by the addressee of any such communication.  Likewise, the content of any telephone messages left for any one or more of our Directors (including call-back number, if any) will be promptly forwarded to that Director.

Stockholder Proposals and Director Nominations

Any stockholder who, in accordance with and subject to the provisions of the proxy rules of the SEC, wishes to submit a proposal for inclusion in our Proxy Statement for our 2019 Annual Meeting of Stockholders, must deliver such proposal in writing to the Annual Meeting Secretary at the address of our Company’s principal executive offices at 5995 Sepulveda Boulevard, Suite 300, Culver City, CA 90230.  Unless we change the date of our 2019 annual meeting by more than 30 days from the anniversary of the prior year’s meeting, such written proposal must be delivered to us no later than May 28, 2019 to be considered timely.  If our 2019 Annual Meeting is not held within 30 days of the anniversary of our 2018 Annual Meeting, to be considered timely, stockholder proposals must be received no later than ten days after the earlier of (a) the date on which notice of the 2019 Annual Meeting is mailed, or (b) the date on which the Company publicly discloses the date of the 2019 Annual Meeting, including disclosure in an SEC filing or through a press release.  It is currently anticipated that our 2019 Annual Meeting will be held in June of 2019.

Unless the date of our 2019 Annual Meeting is changed by more than thirty (30) days from the anniversary of our 2018 Annual Meeting, to be considered by our Board, nominations for the election of Directors made by our stockholders must be made by written notice delivered to our Secretary at our principal executive offices not less than 120 days prior to the first anniversary of the date that this Proxy Statement is first sent to stockholders.  Such written notice must set forth the name, age, address, and principal occupation or employment of such nominee, the number of shares of our Company’s common stock that is beneficially owned by such nominee and such other information required by the proxy rules of the SEC with respect to a nominee of the Board.  We currently anticipate that our 2019 Annual Meeting will be held in June 2019.  Accordingly, to be considered, any proposed nominations should be provided to our Board by the end of January 2019.

Under our governing documents and applicable Nevada law, our stockholders may also directly nominate candidates from the floor at any meeting of our stockholders held at which Directors are to be elected.

OTHER MATTERS

We do not know of any other matters to be presented for consideration other than the proposals described above, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

As permitted by the Exchange, under a procedure called “householding”, only one copy of the proxy materials are being delivered to our stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies of the proxy materials.

We will promptly deliver without charge, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed.  Requests for additional copies should be directed to our Corporate Secretary by telephone at (213) 235-2240 or by mail to Corporate Secretary, Reading International, Inc., 5995 Sepulveda Boulevard, Suite 300, Culver City, CA 90230.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the proxy materials for your household, please contact the Corporate Secretary as described above. Stockholders residing at the same address and currently receiving only one copy of the proxy materials may contact the Corporate Secretary as described above to request multiple copies of the proxy materials in the future.

By Order of the Board of Directors,

Ellen M. Cotter

Chair of the Board

October 8, 2018

PROXY VOTING INSTRUCTIONS

YOUR VOTE IS IMPORTANT.  PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 p.m., PT, on November 6, 2018.

VOTE BY INTERNET WWW.FCRVOTE.COM/RDI

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., PT, on November 6, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

OR
VOTE BY TELEPHONE 1-866-859-2524
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., PT, on November 6, 2018. Have your proxy card in hand when you call and then follow the instructions.
OR
VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to: First Coast Results, Inc., P.O. Box 3672, Ponte Vedra Beach, FL  32004-9911.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

CONTROL NUMBER

If submitting a proxy by mail, please sign and date the card on reverse and fold and detach card at perforation before mailing.

READING INTERNATIONAL, INC. ANNUAL MEETING PROXY CARD
Proposal 1. Election of BOARD OF DIRECTORS The Board of Directors recommends a vote FOR all nominees listed.
(01) Ellen M. Cotter (02) Guy W. Adams (03) Judy Codding (04) Margaret Cotter (05) Edward L. Kane (06) Douglas J. McEachern (07) Michael Wrotniak
FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT ☐
To withhold your vote for any individual nominee(s), mark “For All Except” box and write the number(s) of the nominees(s) you want to withhold your vote for on the line below

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 2:	FOR AGAINST ABSTAIN
Proposal 2. Independent Auditor Ratification - Ratification of the appointment of Grant Thornton, LLP as the Company’s independent auditor for the year ended December 31, 2018	☐ ☐ ☐
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 3:	FOR AGAINST ABSTAIN
Proposal 3. Advisory Vote on Executive Officer Compensation - To approve, on a non-binding, advisory basis, the executive compensation of our named executive officers	☐ ☐ ☐
Proposal 4. Other Business - To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Signature

Signature (Capacity)

Date

NOTE:  Please sign exactly as your name appears hereon.  Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If stockholder is a corporation, please sign full corporate name by authorized officers, giving full title as such. If a partnership, please sign in partnership name by authorized person, giving full title as such.

SIGN, DATE AND MAIL YOUR PROXY TODAY,

UNLESS YOU HAVE VOTED BY INTERNET OR TELEPHONE.

IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, PLEASE DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY. YOUR VOTE, WHETHER BY INTERNET, TELEPHONE OR MAIL, MUST BE RECEIVED NO LATER THAN 11:59 P.M. PACIFIC TIME, NOVEMBER 6, 2018, TO BE INCLUDED IN THE VOTING RESULTS. ALL VALID PROXIES RECEIVED PRIOR TO 11:59 P.M. PACIFIC TIME, NOVEMBER 6, 2018 WILL BE VOTED.

SEE REVERSE SIDE

If submitting a proxy by mail, please sign and date the card on reverse and fold and detach card at perforation before mailing

ANNUAL MEETING OF STOCKHOLDERS

November 7, 2018, 11:00 a.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints S. Craig Tompkins and Douglas McEachern and each of them, the attorneys, agents, and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Stockholders of Reading International, Inc. to be held at our Reading Cinema located at the California Oaks Plaza, 41090 California Oaks Road, Murrieta, California 92562 on Wednesday, November 7, 2018 at 11:00 a.m., local time, and at and with respect to any and all adjournments or postponements thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

The undersigned hereby ratifies and confirms all that the attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Annual Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying such notice.

THE PROXY, WHEN PROPERLY EXECUTED AND RETURNED PRIOR TO THE ANNUAL MEETING, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, IT WILL BE VOTED "FOR" PROPOSAL 1, 2 AND 3, AND IN THE PROXY HOLDERS' DISCRETION AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

SEE REVERSE SIDE